================================================================================


    As filed with the Securities and Exchange Commission on March ___, 2007.
                           Registration No. 333-136993




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                              Amendment Number Two

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 TELIPHONE CORP.

         NEVADA                         2833                   84-1491673
(State or jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
    incorporation or         Classification Code Number)   Identification No.)
      organization)

                   4150 Ste-Catherine Street West, Suite 200,
                              Westmount (Montreal),
                             Quebec, Canada, H3Z 0A1
                                  514-313-6010
          (Address and telephone number of principal executive offices)

                          Copies of communications to:

                                 JOSEPH I. EMAS
                             1224 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                          TELEPHONE NO.: (305) 531-1174
                          FACSIMILE NO.: (305) 531-1274


Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE


                                 Number         Proposed         Proposed
                                of shares        Maximum          maximum        Amount of
   Title of each Class of         to be      Offering price      aggregate     registration
 Securities to be Registered   registered      per unit(1)    offering price      fee(1)
 ---------------------------   -----------   --------------   --------------   -----------
 Common Shares .............   20,000,000         $.25          $5,000,000      $  535.00
Common Shares .............    33,554,014(2)      $.25          $8,388,503      $  897.00
                               ----------         ----          ----------      ---------
 At December 31, 2006, the
 Total......................                                                    $1,432.00*
                               ==========         ====          ==========      =========

* of which $1,434 is already paid.

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act.

(2)   Registered for resale on behalf of selling shareholders

No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.50 which closed on August 11, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS


                  SUBJECT TO COMPLETION, DATED MARCH ____, 2007


                                 TELIPHONE CORP.


This Prospectus relates to the resale by selling stockholders listed elsewhere in this Prospectus of 33,554,024 shares of the Common Stock (par value $0.0001 per share) of Teliphone Corp, (the "Company"). The selling stockholders may sell their shares form time to time at the prevailing market price or in negotiated transactions, except that the shares will be sold at the offering price at the time of effectiveness until we are listed on the OTC Bulletin Board. There can be no assurances that we be listed on the OTC Bulletin Board.


This Prospectus also relates to the offering by the Company of a Minimum/Maximum
Offering: 2,000,000 / 20,000,000 shares of common stock.

Offering Price: $0.25 per share

TeliPhone, Corp., a Nevada corporation, offers for sale, on a self- underwritten basis, a minimum of 2,000,000 shares and a maximum of 20,000,000 shares at a price of $0.25 per share. Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 180 days from the date of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction. The escrow agent will be Joseph I. Emas, Esq. This offering may continue past 180 days only if the minimum number of units has been sold. Otherwise this offering will end on the 180th day, unless, in our sole discretion, the offering is extended an additional 180 days.

Investing in our securities involves risk, see "Risk Factors" page 3. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

The Company will not receive any proceeds from the sale of the shares by the selling security holders. However, it will receive proceeds in the amount of $5,000,000.00 assuming the sale of all of the Common Stock of the Company registered hereunder.


This is our initial public offering. No public market currently exists for our shares. We know of no market makers for our common stock. The shares will be offered and sold by our officers and directors without any discounts or other commissions.


                       Price to   Underwriting Discounts     Proceeds to
                        public     and Commissions (1)       Company  (2)
                       --------   ----------------------    -------------
    Per Share          $   0.25      $   0.0                $   5,000,000
    Total Maximum      $   0.25      $   0.0                $   5,000,000


(1) Proceeds to us are shown before deducting offering expenses payable by us estimated at $49,432, including legal and accounting fees and printing costs.


The Company's "promoters" or their "affiliates" and their transferees, within the meaning of the Securities Act of 1933 ("Act"), are, and the other selling security holders listed in this Prospectus may be, deemed to be "underwriters" within the meaning of the Act. Any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Act. The selling security holders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their securities. The Company has not engaged any broker-dealer.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this Prospectus is March ___, 2007.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Prospectus Summary                                                            2
The Offering                                                                  2
Summary Financial Data                                                        3
Risk Factors                                                                  5
Where You Can Find More Information                                          15
Use of Proceeds                                                              16
Determination of Offering Price                                              19
Dividends                                                                    20
Dilution                                                                     20
Plan of Distribution                                                         45
Penny Stock Rules / Section 15(g) of the Exchange Act                        23
Legal Proceedings                                                            21
Directors, Executive Officers and Control Persons                            24
Security Ownership of Certain Beneficial Owners and Management               26
Description of Securities                                                    29
Disclosure of Commission Position of Indemnification for Securities Act
   Liabilities                                                               29
Certain Relationships and Related Transactions                               31
Interest of Named Experts and Counsel                                        31
Changes in and Disagreements with Accountants on Accounting and Financial
   Disclosure                                                                32
Additional Information                                                       32
Description of Business                                                      33
Management's Discussion and Analysis or Plan of Operation                    45
Description of Property                                                      58
Market for Common Equity and Related Stockholder Matters                     58
Executive Compensation                                                       59

Item 3. Summary Information and Risk Factors

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used in this prospectus, "we", "us", "our", "Teliphone" or "our company" refers to Teliphone Corp., a Nevada corporation, together with our subsidiary Teliphone Inc., a Canadian corporation.

Our Company

Teliphone Corp.( formally known as OSK Capital II Corp. ) was incorporated in 1999 under the laws of the State of Nevada. Our principal executive offices are located at 4150 Ste-Catherine Street West, Westmount (Montreal) Quebec Canada H3Z 0A1. Our US Corporate and legal affairs office is located at 1224 Washington Avenue, Miami, Florida, 33139. The telephone number of our principal executive office is (514) 313-6010. Our general telephone number is (514) 313-6000. The address of our website is http://www.teliphone.us.

Teliphone Corp. ("The Company" or "Teliphone") became a telecommunications company in April 2005 upon the merger and re-organization with Teliphone Inc., a Canadian provider of broadband telephone services founded in August 2004. Broadband telephone services utilize our innovative Voice over Internet Protocol, or VoIP, technology platform, to offer feature-rich, low-cost communications services to our customers, thus providing them an experience similar to traditional telephone services at a reduced cost. VoIP means that the technology used to send data over the Internet (example, an e-mail or web site page display) is used to transmit voice as well. The technology is known as packet switching. Instead of establishing a dedicated connection between two devices (computers, telephones, etc.) and sending the message "in one piece," this technology divides the message into smaller fragments, called 'packets'. These packets are transmitted separately over the internet and when they reach the final destination, they are reassembled into the original message.

We principally sell these VoIP services to residential and small business customer users. Our current geographic market is predominantly the Province of Quebec, Canada.


As a result of the merger and re-organization, Teliphone Inc. became a wholly-owned subsidiary of our company and we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA.

On July 14th, 2006, we entered into a letter of intent with 3901823 Canada Inc. where 3901823 Canada Inc. becomes a minority shareholder of our subsidiary Teliphone Inc. As a result of this letter of Intent, Teliphone Inc. remains a majority-owned subsidiary of our company at 74.8% and 3901823 Canada Inc. owns 25.2%.

On October 30, 2006, United American Corporation spun-off our Company by distributing its entire holding of 25,737,956 shares of the common stock of our company to its shareholders on a pro rata basis. Prior to the distribution, United American Corporation held 76.7% of the common stock of our company.

The offering

         Issuer:                                          Teliphone Corp.
         Common Stock outstanding prior to offering       35,554,024
         Common Stock  offered by us:                     20,000,000 shares
         Offering Price:                                  $0.25 per share
         Common Stock outstanding after the offering:     53,554,024


The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of March 23, 2007 . There are currently no options to purchase shares of common stock outstanding as of March 23, 2007 and there are no additional shares of common stock available for future issuance under our stock option plans and there are no outstanding warrants to purchase additional shares of common stock.

This prospectus also includes shares of common stock that may be offered by certain shareholders as Selling Shareholders. Our common stock is not currently trading nor is there any assurance that a market will develop. The selling shareholders who act in connection with the sale of the shares of common stock hereunder may be deemed to be Underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares of common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. However, we intend to apply to have our shares trade on the OTC Bulletin Board upon completion of this registration. The selling stockholders may sell their shares form time to time at the prevailing market price or in negotiated transactions, except that the shares will be sold at the offering price of $0.25 at the time of effectiveness until we are listed on the OTC Bulletin Board. There can be no assurances that we be listed on the OTC Bulletin Board.

Summary Financial Data

The following table sets forth our summary consolidated financial data. The statement of operations data for the years ended September 30, 2005 and 2006, and the balance sheet data as of September 30, 2005 and 2006, are derived from our audited consolidated financial statements and related notes included in the back of this prospectus.

The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The results included below and elsewhere in this prospectus are not necessarily indicative of our future performance. You should read this information together with "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                             Summary Financial Data
                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
                                   (UNAUDITED)

                                     ASSETS
                                     ------

                                                                        US$
                                                                    -----------
Current Assets:

  Cash and cash equivalents                                         $        --
  Accounts receivable, net                                               20,813
  Investment tax credit receivable                                       14,075
  Inventory                                                              17,697
  Prepaid expenses and other current assets                             115,047
                                                                    -----------

    Total Current Assets                                                167,632
                                                                    -----------

  Fixed assets, net of depreciation                                      99,003
                                                                    -----------

TOTAL ASSETS                                                        $   266,635
                                                                    ===========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                     ---------------------------------------

LIABILITIES
Current Liabilities:
  Bank overdraft                                                    $     9,352
  Deferred revenue                                                       10,007
  Related party loans and advance                                       560,816
  Current portion of obligation under capital lease                      11,323
  Accounts payable and accrued expenses                                 108,248
                                                                    -----------

      Total Current Liabilities                                         699,746
                                                                    -----------

Long-term Liabilities:
  Obligations under capital lease, net of current maturities             10,755
                                                                    -----------

      Total Long-term Liabilities                                        10,755
                                                                    -----------

      Total Liabilities                                                 710,501
                                                                    -----------

Minority interest                                                       115,570
                                                                    -----------

STOCKHOLDERS' (DEFICIT)
  Common stock, $.001 Par Value; 125,000,000 shares authorized
    and 33,554,014 shares issued and outstanding                         33,554
  Additional paid-in capital                                            898,156
  Accumulated deficit                                                (1,468,627)
  Accumulated other comprehensive income (loss)                         (22,519)
                                                                    -----------

      Total Stockholders' (Deficit)                                    (559,436)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                       $   266,635
                                                                    ===========

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005
                     AND THE PERIOD ENDING DECEMBER 31, 2005


                                                                            US$
                                                           Dec-31          Sep-30          Sep-30
                                                            2006            2006            2005
                                                        (Unaudited)      (Audited)        (Audited)
                                                       ------------     ------------     ------------
                                                         (3 months)
OPERATING REVENUES
 Revenues                                              $    129,234     $    440,804     $    183,253
                                                       ------------     ------------     ------------
COST OF REVENUES
 Inventory, beginning of period                              11,034           32,468           25,134
 Purchases and cost of VoIP services                        107,466          433,278          472,963
 Inventory, end of period                                   (17,697)         (11,034)         (32,468)
                                                       ------------     ------------     ------------
     Total Cost of Revenues                                 100,803          454,712          465,629
                                                       ------------     ------------     ------------
GROSS (LOSS)                                                 28,431          (13,908)        (282,376)
                                                       ------------     ------------     ------------
OPERATING EXPENSES
  Selling and promotion                                         961           16,960          130,924
  Administrative wages                                       38,807           31,250           11,875
  Research and development wages                                             120,531          116,896
  Professional and consulting fees                            9,181          278,429           67,169
  Other general and administrative expenses                  12,176          146,026           47,228
  Depreciation                                               23,901           62,664           23,551
                                                       ------------     ------------     ------------
     Total Operating Expenses                                85,026          655,860          397,643
                                                       ------------     ------------     ------------
LOSS BEFORE OTHER INCOME (EXPENSE)                          (56,595)        (669,768)        (680,019)

OTHER INCOME (EXPENSE)

  Loss on disposal of fixed assets                                            (1,654)              --
  Interest expense                                          (11,365)         (22,436)         (11,371)
                                                       ------------     ------------     ------------
     Total Other Income (Expense)                           (11,365)         (24,090)         (11,371)
                                                       ------------     ------------     ------------
NET LOSS BEFORE MINORITY INTEREST AND
     PROVISION FOR INCOME TAXES                             (67,960)        (693,858)        (691,390)
Minority interest                                            14,111           25,484               --
                                                       ------------     ------------     ------------
NET LOSS BEFORE PROVISION FOR INCOME TAXES                  (53,849)        (668,374)        (691,390)
Provision for Income Taxes                                       --               --               --
                                                       ------------     ------------     ------------
NET LOSS APPLICABLE TO COMMON SHARES                   $    (53,849) #  $   (668,374)    $   (691,390)
                                                       ============     ============     ============

NET LOSS PER BASIC AND DILUTED SHARES                  $         --  #  $      (0.02)    $      (0.02)
                                                       ============     ============     ============
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                                    33,113,900       31,287,254       28,560,882
                                                       ============     ============     ============
COMPREHENSIVE INCOME (LOSS)
   Net loss
                                                       $    (53,849) #  $   (668,374)    $    (691,390)
     Other comprehensive income (loss)
       Currency translation adjustments                      (1,675) #       (63,351)          44,197
                                                       ------------     ------------     ------------
Comprehensive income (loss)                            $    (55,524) #  $   (731,725)    $   (647,193)
                                                       ============     ============     ============

RISK FACTORS


Any investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. All of our material risks and uncertainties are described below. If any of the following risks actually occur, our business, financial condition, results or operations could be materially and adversely affected. The trading of our common stock, once established, could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this Prospectus in its entirety and consider, including the Financial Statements and Notes, prior to making an investment in our common stock.


As used in this prospectus, the terms "we," "us," "our," "the Company" and "Teliphone" mean Teliphone Corp., a Nevada corporation, or its subsidiary, Teliphone Inc., a Canadian corporation, unless the context indicates a different meaning.

A. Risks Related To Our Financial Condition

A.1. We Have a Limited Operating History with Losses and Expect Losses to
Continue


We have a limited operating history with losses and expect losses to continue for at least the next Fiscal Year Ending September 30, 2007. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares will be affected, and you could even lose your entire investment. We have been unprofitable since our inception and have incurred losses. Our accumulated deficit since inception on August 27, 2004 December 31, 2006 was $1,468,627 and the Company had a net loss of $668,374 for the year ended September 30, 2006 These losses have resulted principally from costs incurred in our research and development programs, our general and administrative costs and our telecommunications network overhead costs. We have started to derive revenues from product and service sales in the last 12 months of operations. However, profitability is not being considered for the foreseeable future and is only expected for the fiscal year ending September 30, 2008.


A.2. We Require Additional Financing to Sustain Our Operations


We require additional financing to sustain our operations and in acquiring such additional financing investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges. Based on our current operating plan (12 month projected cash requirements found in the Plan of Operations), if the maximum number of shares are sold in this offering, we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next 12 months. Otherwise, we will require funds to sustain operations and to develop our business. In order to cover our continued losses from operations, we require at least 4,000 active, paying customers. We have achieved just over 35% of this target. We will require continued financing to sustain this shortfall until we reach our break-even point. Financing is likewise necessary to achieve our optimum growth.

In selling only the minimum number of shares, this results in insufficient proceeds for operations. Since our inception, our financing shortfall had been covered by, United American Corporation, our former parent company. This was in the form of cash advances received on an "as needed basis" based on our agreement dated February 23, 2006. Part of the funds advanced have been converted to common stock of our Company at a value of $0.25 per share. We have likewise incurred additional debt by borrowing money.

United American Corporation may be unable to continue to provide cash advances in the future, and there can be no assurance that any additional funds will be available to us upon terms acceptable to us or at all. If we are unable to obtain additional financing we might be required to delay, scale back, or eliminate certain aspects of our research and product development programs or operations. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects. The value of your investment in the common shares would therefore be affected, and you could even lose your entire investment.


B. Risks Related To Our Business

B.1. Decreasing market prices for our products and services may cause us to lower our prices to remain competitive, which could delay or prevent our future profitability.

Currently, our prices are lower than those of many of our competitors for comparable services. However, market prices for local calling and international long distance calling have decreased significantly over the last few years, and we anticipate that prices will continue to decrease. This information is based on the experience of the Company's management working in the telecommunications industry. Users who select our service offerings to take advantage of our prices may switch to another service provider as the difference between prices diminishes or disappears. In this instance, we may be unable to use our price as a distinguishing feature to attract new customers in the future. Such competition or continued price decreases may require us to lower our prices to remain competitive, may result in reduced revenue, a loss of customers, or a decrease in our subscriber line growth and may delay or prevent our future profitability. The value of your investment in the common shares would therefore be affected, and you could even lose your entire investment.

B.2. VoIP technology may fail to gain acceptance among mainstream consumers

If VoIP technology fails to gain acceptance among mainstream consumers, our ability to grow our business will be limited, which could affect the profitability of our business. The market for VoIP services has only recently begun to develop and is rapidly evolving. We currently generate all of our revenue from the sale of VoIP services and related products to residential, small office or home office customers and wholesale partners.

For our current residential user base, a significant portion of our revenue currently is derived from consumers who are early adopters of VoIP technology. However, in order for our business to continue to grow and to become profitable, VoIP technology must gain acceptance among mainstream consumers, who tend to be less technically knowledgeable and more resistant to new technology or unfamiliar services. Because potential VoIP customers need to connect additional hardware at their location and take other technical steps not required for the use of traditional telephone service, mainstream consumers may be reluctant to use our service. If mainstream consumers choose not to adopt our technology, our ability to grow our business will be limited. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

Certain aspects of our service are not the same as traditional telephone service, which may limit the acceptance of our services by mainstream consumers and our potential for growth which could affect the profitability and operations of our business. Our continued growth is dependent on the adoption of our services by mainstream customers, so these differences are becoming increasingly important. For example:


o Our customers may experience lower call quality than they are used to from traditional wireline telephone companies, including static, echoes, dropped calls and delays in transmissions;

o In the event of a power loss or Internet access interruption experienced by a customer, our service is interrupted. Unlike some of our competitors, we have not installed batteries at customer premises to provide emergency power for our customers' equipment if they lose power, although we do have backup power systems for our network equipment and service platform.

o Our emergency and new E-911 calling services are different from those offered by traditional wireline telephone companies and may expose us to significant liability.


B3. Our service will not function in a power outage.


If one of our customers experiences a broadband or power outage, or if a network failure were to occur, the customer will not be able to reach an emergency services provider which could increase the expenses and reduce the revenues of our business.

The delays our customers encounter when making emergency services calls and any inability of the answering point to automatically recognize the caller's location or telephone number can have devastating consequences. Customers have attempted, and may in the future attempt, to hold us responsible for any loss, damage, personal injury or death suffered as a result. Some traditional phone companies also may be unable to provide the precise location or the caller's telephone number when their customers place emergency calls. However, traditional phone companies are covered by legislation exempting them from liability for failures of emergency calling services and we are not. This liability could be significant. In addition, we have lost, and may in the future lose, existing and prospective customers because of the limitations inherent in our emergency calling services. Any of these factors could cause us to lose revenues, incur greater expenses or cause our reputation or financial results to suffer.


B4. Our technology and systems may have flaws.


Flaws in our technology and systems could cause delays or interruptions of service, damage our reputation, cause us to lose customers and limit our growth which could affect the profitability and operations of our business.

Our Company has invested in the research and development of our VoIP telecommunications technology which permits the control, forwarding, storing and billing of phone calls made or received by our customers. This technology has been developed by our employees and consultants and is owned entirely by our Company. The calls are transmitted over our network to the Public Switched Telephone Network (PSTN), that is, the traditional wireline network that links all telephone devices around the world. Our network consists of leased bandwidth from numerous telecommunications and internet service providers. Bandwidth is defined as the passage of the call over the internet. The configuration of our technology together with this leased bandwidth and the telecommunications and computer hardware required for our services to function is proprietary to our company. We do not own any fibre optic cabling or other types of physical data and voice transmission links, we lease dedicated capacity from our suppliers.


Although we have designed our service network to reduce the possibility of disruptions or other outages, our service may be disrupted by problems with our technology and systems, such as malfunctions in our software or other facilities, and overloading of our network. Our customers have experienced interruptions in the past, and may experience interruptions in the future as a result of these types of problems. Interruptions have in the past, and may in the future, cause us to lose customers and sometimes require us to offer substantial customer credits, which could adversely affect our revenue and profitability. Such an effect would result in the value of your investment in the common shares to be affected, and you could even lose your entire investment.

B.5. Our ability to provide our service is dependent upon third-party facilities and equipment

Our ability to provide our service is dependent upon third-party facilities and equipment, the failure of which could cause delays or interruptions of our service, damage our reputation, cause us to lose customers and limit our growth which could affect the future growth of our business.

Our success depends on our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of facilities and equipment owned and operated by third parties and is, therefore, beyond our control. Unlike traditional wireline telephone service or wireless service, our service requires our customers to have an operative broadband Internet connection and an electrical power supply, which are provided by the customer's Internet service provider and electric utility company, respectively, not by us. The quality of some broadband Internet connections may be too poor for customers to use our services properly. In addition, if there is any interruption to a customer's broadband Internet service or electrical power supply, that customer will be unable to make or receive calls, including emergency calls, using our service. We also outsource several of our network functions to third-party providers. For example, we outsource the maintenance of our regional data connection points, which are the facilities at which our network interconnects with the public switched telephone network. If our third-party service providers fail to maintain these facilities properly, or fail to respond quickly to problems, our customers may experience service interruptions. Our customers have experienced such interruptions in the past and will experience interruptions in the future. In addition, our new E-911 service is currently dependent upon several third-party providers. Interruptions in service from these vendors could cause failures in our customers' access to E-911 services. Interruptions in our service caused by third-party facilities have in the past caused, and may in the future, cause us to lose customers, or cause us to offer substantial customer credits, which could adversely affect our revenue and profitability. If interruptions adversely affect the perceived reliability of our service, we may have difficulty attracting new customers and our brand, reputation, and growth will be negatively impacted. As a result, we would incur extra expense to acquire new customers to replace those which have been affected by such a service issue, decreasing our profitability as expenses would increase. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.




Our Company has invested in the research and development of our VoIP telecommunications technology which permits the control, forwarding, storing and billing of phone calls made or received by our customers. This technology has been developed by our employees and consultants and is owned entirely by us. The calls are transmitted over our network to the Public Switched Telephone Network
(PSTN), that is, the traditional wireline network that links all telephone devices around the world. Our network consists of leased bandwidth from numerous telecommunications and internet service providers. Bandwidth is defined as the passage of the call over the internet. The configuration of our technology together with this leased bandwidth and the telecommunications and computer hardware required for our services to function is proprietary to our company. We do not own any fibre optic cabling or other types of physical data and voice transmission links as we lease dedicated capacity from our suppliers. We rely on trade secrets and proprietary know-how to protect this technology. We cannot assure you that our technology will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

B.6.If we are unable to improve our process for local number portability provisioning, our growth may be negatively impacted which could affect the profitability and operations of our business.

We support local number portability for our customers which allows our customers to retain their existing telephone numbers when subscribing to our services. Transferring numbers is a manual process that in the past has taken us 20 business days or longer. Although we have taken steps to automate this process to reduce the delay, a new customer must maintain both service and the customer's existing telephone service during the transferring process. By comparison, transferring wireless telephone numbers among wireless service providers generally takes several hours, and transferring wireline telephone numbers among traditional wireline service providers generally takes a few days. The additional delay that we experience is due to our reliance on the telephone company from which the customer is transferring and to the lack of full automation in our process. Further, because we are not a regulated telecommunications provider, we must rely on the telephone companies, over whom we have no control, to transfer numbers. This slows the process of acquiring new customers, which could create a higher rate of early defection of new clients. This would cause our profitability to be reduced, and as such, the value of the common shares of our company would be lower.

B.7. Because much of our potential success and value lies in our use of internally developed systems and software, if we fail to protect them, it could affect the profitability and operations of our business.

Our ability to compete effectively is dependent in large part upon the maintenance and protection of internally developed systems and software. To date, we have relied on trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect our rights to our technology. We typically enter into confidentiality or license agreements with our employees, consultants, customers and vendors in an effort to control access to, and distribution of, technology, software, documentation and other information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this technology without authorization.

Policing unauthorized use of this technology is difficult. The steps we take may not prevent misappropriation of the technology we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions outside the United States and Canada. Litigation may be necessary in the future to enforce or protect our rights, or to determine the validity and scope of the rights of others. That litigation could cause us to incur substantial costs and divert resources away from our daily business, which in turn could materially adversely affect our business through decreasing profitability and negative corporate image to our customers, causing a higher rate of customer defection. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

B.8.The adoption of broadband may not progress as expected.

Our most significant market segment, that is TeliPhone VoIP services, requires an operative broadband connection. If the adoption of broadband does not progress as expected, the market for our services will not grow and we may not be able to develop our business and increase our revenue.

Use of our service requires that the user be a subscriber to an existing broadband Internet service, most typically provided through a cable or digital subscriber line, or DSL, connection. Although the number of broadband subscribers worldwide has grown significantly over the last five years, this service has not yet been adopted by a majority of consumers. If the adoption of broadband services does not continue to grow, the market for our services may not grow. As a result, we may not be able to increase our revenue and become profitable, which would adversely affect the value of our common shares.

B.9. Future new technologies could render our company less competitive than the industry standard, resulting in lower profitability due to decreased sales.

VoIP technology, which our business is based upon, did not exist and was not commercially viable until relatively recently. VoIP technology is having a disruptive effect on traditional telephone companies, whose businesses are based on other technologies. We also are subject to the risk of future disruptive technologies. If new technologies develop that are able to deliver competing voice services at lower prices, better or more conveniently, it could have a material adverse effect on us by causing a higher rate of customer defection to companies with this new technology, reducing our profitability due to decreased sales. This would adversely affect the value of the common shares of the company, and you could even lose your entire investment.


C. Risks Related to Regulation


Set forth below are all of the material risks related to regulation. For additional information about these risks, see "Regulation" in this prospectus.

C.1. Regulation of VoIP services is developing and therefore uncertain, and future legislative, regulatory, or judicial actions could adversely impact our business by exposing us to liability, which could affect the profitability and operations of our business.


Our business has developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.


Future legislative, judicial, or other regulatory actions could have a negative effect on our business. If we become subject to the rules and regulations applicable to telecommunications providers in individual states and provinces, we may incur significant litigation and compliance costs, and we may have to restructure our service offerings, exit certain markets, or raise the price of our services, any of which could cause our services to be less attractive to customers. In addition, future regulatory developments could increase our cost of doing business and limit our growth.

Our international operations are also subject to regulatory risks, including the risk that regulations in some jurisdictions will prohibit us from providing our services cost-effectively, or at all, which could limit our growth. Currently, there are several countries where regulations prohibit us from offering service. In addition, because customers can use our services almost anywhere that a broadband Internet connection is available, including countries where providing VoIP services is illegal, the governments of those countries may attempt to assert jurisdiction over us, which could expose us to significant liability and regulation. These increased liabilities will adversely affect the value of our common shares, and you could lose your entire investment.

C.2. Telecommunications is a Regulated Industry, Particularly in Canada, the Main Market Segment of our Business, and Future Regulation May Impede us from Achieving the Necessary Market Share to Succeed.


The current regulated environment in North America is extremely favorable for new, start-up companies, to enter the marketplace with new and innovative technologies and value added services. In Canada, our principal market, the telecommunications regulator, Canadian-Radio and Telecommunications Commission
(CRTC), has regulated the incumbent Telecommunications companies such that they cannot reduce their elevated pricing for residential phone service. This regulation has provided us with a competitive advantage to sell our products and acquire customers from the incumbents. However, the CRTC has decided that once they feel that adequate competition is present in the Canadian market, and that start-ups, such as our company, have achieved a significant market presence, they will lift the regulation, allowing the incumbent Telecommunications companies to similarly lower their prices. This will slow the growth of the acquisition of customers, reducing profitability and adversely affecting the value of our common shares.. We plan to mitigate this risk by continuously offering further innovation and value-added services to our customers, however, the risk is that we do not develop and test these within the time allotted and our growth rates decrease. As a result, you could lose your entire investment.

C.3. Our customers may not have continued and unimpeded access to broadbandThe success of our business relies on customers' continued and unimpeded access to broadband service.

The success of our business relies on customers' continued and unimpeded access to broadband service. Providers of broadband services may be able to block our services, or charge their customers more for using our services in addition to the broadband, which could adversely affect our revenue and growth.


Our customers must have broadband access to the Internet in order to use our service. In the case of the Canadian market, our principal market, the Canadian Radio-Television Telecommunications Commission (CRTC) has ordered that Internet Service Providers and Incumbent Exchange Carriers have a legal obligation as per Order 2000-789 to provide their services without interference to other service providers in conjunction with to section 27(2) of the Telecommunications Act.

However, anti-competitive behaviour in our market can still occur. For example, a Canadian cable provider recently began offering an optional Cdn$10 per month "quality of service premium" to customers who use third-party VoIP services over its facilities. However, customers who purchase VoIP services directly from this cable provider are not required to pay this additional fee. Based on this example, some providers of broadband access may take measures that affect their customers' ability to use our service, such as degrading the quality of the data packets we transmit over their lines, giving those packets low priority, giving other packets higher priority than ours, blocking our packets entirely, or attempting to charge their customers more for also using our services.


It is not clear whether suppliers of broadband Internet access have a legal obligation to allow their customers to access and use our service without interference in the US. As a result of recent decisions by the U.S. Supreme Court and the FCC, providers of broadband services are subject to relatively light regulation by the FCC. Consequently, federal and state regulators might not prohibit broadband providers from limiting their customers' access to VoIP, or otherwise discriminating against VoIP providers. Interference with our service or higher charges for using our service as an additional service to their broadband could cause us to lose existing customers, impair our ability to attract new customers, and harm our revenue and growth, which would adversely affect the value of our common shares.

C.4. We may fail to comply with FCC and CRTC regulations such as requiring us to provide E-911 emergency calling services.

If we fail to comply with FCC and CRTC regulations such as requiring us to provide E-911 emergency calling services, we may be subject to fines or penalties, which could include disconnection of our service for certain customers or prohibitions on marketing of our services and accepting new customers in certain areas.


The FCC released an order on June 3, 2005 requiring us to notify our customers of any differences between our emergency calling services and those available through traditional telephone providers and obtain affirmative acknowledgments from our customers of those notifications. We complied with this order by notifying all of our US customers of the differences in emergency calling services and we obtained affirmative acknowledgments from most of our customers. We had a limited number of US customers at the time (<20). New customers activated after this date are well aware of the limitations of our 9-1-1 services as it is clearly listed in our Service Agreement.

In July of 2005, the CRTC required us to offer enhanced emergency calling services, or E-911. The FCC followed suit with a deadline of November 28, 2005. The requirement meant that we had to offer enhanced emergency calling services, or E-911, to all of our customers located in areas where E-911 service is available from their traditional wireline telephone company. E-911 service allows emergency calls from our customers to be routed directly to an emergency dispatcher in a customer's registered location and gives the dispatcher automatic access to the customer's telephone number and registered location information. We complied with both these requirements through our agreement with Northern Communications Inc., which calls for Northern Communications to provide and operate a 9-1-1 dispatch center for caller address verification and call transfer to the emergency services department closest to the customer's location on behalf of the Company.


While we have complied with all the current requirements imposed by both the FCC and the CRTC, we cannot guarantee that we will be capable of compliance with future requirements. We anticipate that the FCC and the CRTC will continue to impose new requirements due to the evolving nature of our industry's technology and usage. The result of non-compliance will have an adverse effect on our ability to continue to operate in our current markets, therefore we would lose existing customers, impair our ability to attract new customers, and harm our revenue and growth, adversely affecting the value of our common shares.

C.5. The Level of Competition is Increasing at a Fast Rate due to the Relative Low Barriers to Entry and Anticipated Market Growth over the Next 5 Years could affect the profitability and operations of our business.


Land-based telecommunications technology has not evolved considerably over the past 125 years. However, the breakthrough of standardized, internet-based communications is revolutionizing the entire industry. In the past, significant investments were required in order to construct the infrastructure required for telecommunications, however, now that the infrastructure is in place, smaller investments are required in order to successfully transmit a voice call using Internet data transfer and sharing protocols. A new entry, for as little as $100,000, could purchase the necessary equipment in order to make such a voice call function. As of the date of the filing of this prospectus, numerous smaller players have entered the market already. VoIP Action, a leading market research company following the VoIP industry, reports that there are currently 379 VoIP residential providers and 439 Small business VoIP providers in North America. (VoIP North America Directory, VoIPAction, 2006, see http://www.voipaction.com/about_directory.php).

Management's experience in the telecommunications industry has permited the registrant to identify that while barriers to entry to the marketplace exist including the requirement of further investment to build a successful company around the technology, the data from VoIP Action suggests that competition is increasing significantly. This increase can result in price erosion pricing, which could contribute to the reduction of profitability and growth of the company. While numerous providers have entered the market, we have not yet seen as yet pricing erosion in our market segments, however, this will be a factor over the next 3-4 years. This prediction is based on the registrants experience in the industry.

C.6. We Do Not Currently Hold All of The Insurance Policies Required to Sufficiently Protect Us and We Remain Exposed To Potential Liability Claims,

We do not currently hold a professional liability insurance policy. We intend to purchase adequate professional liability insurance policies from the proceeds of this offering. Professional liability insurance coverage is specifically tailored to the delivery of our phone services to the end user. For example, a customer whose phone service is not functional due to a service outage may sue us for damages related to the customer's inability to make or receive a phone call (such as inability to call 9-1-1). Professional liability insurance exists to cover the Company for any costs associated with the legal defence, or any penalties awarded to the plaintiff in such cases where judgment could be rendered against us in case of loss in court.. Such penalties could be large monetary funds that a judge could force us to pay in the event where damages have been awarded to the plaintiff.

Our business exposes us to potential professional liability which is prevalent in the telecommunications industry. While we have adequate service level agreements which indicate that we cannot guarantee 100% up time, these service level agreements cannot guarantee that we will not be sued for damages. The company currently has no specific product liability insurance. The company's current insurance policies cover theft and liability in our offices only. The company intends to purchase professional liability insurance which will help to defray costs to the company for defence against damage claims. There can be no assurance that the coverage the commercial general liability insurance policy provides will be adequate to satisfy all claims that may arise. Regardless of merit or eventual outcome, such claims may result in decreased demand for a product, injury to our reputation and loss of revenues. Thus, a product liability claim may result in losses that could be material, affecting the value of the common shares of the company, and you could even lose your entire investment.


D. Risks Related To Our Common Stock And To The Offering

D.1. Future Sales of Common Stock Could Depress the Price of our Common Stock


Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently 33,554,024 outstanding shares of our common stock held by shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act of which 16,559,249 are held by affiliates and 3,216,000 are subject to the limitations placed on shares that would be subject to the comments in the from Kenneth Worm to Richard Wolffe. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding, or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. Effective April 28, 2005, the Company effective the reverse merger and reorganization with Teliphone Inc., a Canadian company. As OSK Capital II, Corp. was a blank check company 3,426,000 shares will be eligible for resale under rule 144 on April 28, 2006, one year from the date of the merger with OSK

D.2. To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are available, that the dividends will be paid.

D.3. There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers' network; therefore, our investors may not be able to sell their shares.


Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Likewise, stockholders may be unable to sell their common shares at or above the purchase price, which may result in substantial losses to stockholders. Stockholders must note that the shares in this offering must be sold at a fixed price of $0.25 until the shares are listed on the OTC Bulletin Board. There can be no assurances that we be listed on the OTC Bulletin Board.

D.4. Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.


D.5. Investors in our common stock will experience immediate and substantial dilution as a percentage of their holdings.


The net tangible book value of our common stock at December 31, 2006 was ($559,436), or ($0.02) per share based on 33,554,024 common shares outstanding at the time. Compared to the currently outstanding shares of our stock, investors will experience an immediate dilution of $0.15 per share if the totality of the offering is sold.


D.6. Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.


Our offering price of $0.25 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. . Although we will amend this registration statement to update the information as required by Section 10(a)(3) of the Securities Act of 1933 or to disclose any fundamental change in the information in the registration statement or additional or changed material information on the plan of distribution you should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1) Our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,

(2) Our ability to market our products on a global basis at competitive prices now and in the future,

(3) Our ability to maintain brand-name recognition for our products now and in the future,

(4)   Our ability to maintain an effective distributors network,

(5)   Our success in forecasting demand for our products now and in the future,

(6) Our ability to maintain pricing and thereby maintain adequate profit margins, and

(7)   Our ability to obtain and retain sufficient capital for future operations.

Where you can get additional information

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-KSB containing financial information examined and reported upon by independent accountants, and it may also provide unaudited quarterly or other interim reports such as Forms 10-QSB or Form 8-K as it deems appropriate. Our Registration Statement on Form SB-2 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or from the Commission's internet website, www.sec.gov and searching the EDGAR database for Vsurance Inc. Copies of such materials can be obtained from the Commission's Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Item 4. Use of Proceeds.


We intend to use the net proceeds from this offering primarily for working capital and to fund the expansion of our business, including funding marketing expenses and operating losses. We intend to utilize the proceeds within 30 days of receipt of the funds as per our plan of operations found in our "Management's Discussion and Analysis and Plan of Operations" and our use of proceeds below. There are no contingencies in which an alternative use of proceeds would be considered.


The amounts actually spent by us for any specific purpose may vary significantly and will depend on a number of factors, including the progress of our commercialization and development efforts. Accordingly, our management has broad discretion to allocate the net proceeds. Pending the uses described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.

The following table demonstrates the use of proceeds based on the projected funds raised from this offering. Different values are provided in the event that the maximum amounts are not raised as a part of this offering. No officer or director of the Company will be purchasing shares in this offering.

The foregoing categories indicate the allocation of funds for various purposes to be used by the company. The foregoing estimates of the application of proceeds represent the objectives of the company and are subject to modification depending upon a number of factors which may not be presently known or existing and which may occur during the time such funds are being expended; in which event, the foregoing estimates may vary from actual expenditures at a later date.

It is possible that all or a portion of the funds received in this offering may not be utilized immediately, in which case the company may invest unused funds in short-term interest bearing, investment grade securities until expenditure of such funds becomes necessary. Should any allocation made above not be fully utilized for the purpose indicated, then the balance remaining will be added to working capital.


                               Minimum offering                              Maximum offering
                                    raised       $1,000,000    $2,500,000         raised
                                  ($500,000)       raised        raised        ($5,000,000)
                               ----------------  ----------    ----------   ----------------
Current liabilities                 $  266,579   $  266,579    $  266,579         $  266,579
Repayment of Debt to former
  parent company                            --   $  300,000    $  300,000         $  300,000
Fees associated to this
  offering                          $   49,432   $   49,432    $   49,432         $   49,432
Product Development                 $       --   $   25,000    $  100,000         $  200,000
Fixed Costs (Telecom
Infrastructure)                     $       --   $   25,000    $  100,000         $  100,000
General & Administration                    --   $  100,000    $  100,000         $  100,000
Sales & Marketing                   $   50,000   $   70,000    $  250,000         $  500,000
Inventory Financing &
Customer Acquisition                $   85,000   $  100,000    $  900,000         $2,500,000
Additional Working Capital          $   48,989   $   63,989    $  433,989         $  983,989
  TOTAL:                            $  500,000   $1,000,000    $2,500,000         $5,000,000


Current Liabilities :


The Company has approximately $115,232 of non-interest bearing advances from its former parent company, United American Corporation. These advances were provided for cash flow purposes and working capital expenditures (payroll and professional fees) for the company to sustain its operations. These amounts must be repaid by The Company from proceeds of this offering.

The Company will also re-pay various amounts from related parties whom are either officers, shareholders or entities under control by an officer or shareholder. The proceeds of the original debt were utilized for cash flow and working capital purposes for the company to sustain its operations. These amounts bear interest at rates ranging between 5% and 7% per annum as follows:

As of December 31, 2006, the Company has $78,826 outstanding with an officer and a company controlled by the same officer, with interest expense of $5,375 as of December 31, 2006.

As of December 31, 2006, the Company has $66,758 outstanding with shareholders. There is no accrued interest for these amounts, and interest expense for the three months ended December 31, 2006 was approximately $388.

The total amount to be paid due to these liabilities is $266,579.

Repayment of Debt to Related Company


On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, into common shares of the Company's common stock. The $300,000 remaining on the loan has become interest bearing at 12% per annum on August 1, 2006, payable monthly with a maturity date of August 1, 2009. In the event that the Company raises at least $1,000,000 in this offering, we will re-pay this amount in total.

Fees associated with this offering

o We estimate that printing, accounting, legal and courier costs associated with this prospectus will be $49,432, regardless of the amounts raised.

Product Development



In 2006, we spent a total of $120,531 on Research and Development activities related to the continuous development and improvement of our technology. While our products and services are currently able to be sold on the marketplace, we will continuously invest in improving our technology to maintain our competitive advantage in our market segments. The increase in funds raised as a result of this offering will permit us to further invest in Research and Development to further expand product base and target new market segments in the future. Should we more than $1,000,000 in this offering, we propose to increase this as outlined in the table above. Our product development expenditures are predominantly salaries of skilled technicians, telecommunications engineers and computer programmers.

Fixed Costs


Upgrades to telecommunications equipment and servers will be made in order to ensure adequate management of communication traffic growth for a maintenance of superior quality of service for our customers. These upgrades are required based on new customer acquisitions and are therefore estimates related to our success in acquiring new clients as listed below.

General and Administrative

We will increase our management team with the hiring of a Director of Marketing as well as a Director of Operations. These new key positions are required in order to assist the current management team to effectively manage growth. We estimate an average salary of $50,000 per person, regardless of the amounts of money raised. These positions will be filled only if the Company raises at least $1,000,000 as part of this offering.

Sales & Marketing


To date, our Sales & Marketing expenses have been limited to commission-based sales costs and minimal marketing expenses. As a result, there is very little brand awareness for Teliphone and its products and services. We believe a strategic marketing campaign is necessary to achieve the customer base growth that we anticipate due to significant investments in customer acquisition. The bulk of this investment is due to costs related to promoting our brand through advertising in different media, along with analysis of new market segments and product placement strategies.

Working Capital

Working Capital allocations set forth in the use of proceeds table above describe funds that will be utilized for such items as payroll fees and professional fees associated with SEC reporting requirements and financial and legal compliance.

There are three main market segments where we will invest in Sales & Marketing:

The Canadian market for Residential and Business VoIP services due to our partnership with BR Communications. In this segment, we typically share sales and marketing expenses with BR. Promotion of the Teliphone brand includes such things as newspaper and radio advertisements, internet web-site campaigns and event sponsorship.

The International market for VoIP services due to our partnership with Podar Enterprises. Promotion in India of our products and services are through internet web-site campaigns, travel for our representatives to our various distributors in India and brand promotion such as print and television advertisements.

The Global web-based market for cost-per-call advertising revenues with CallOnA.com. Promotion includes paid key-word search on popular website search engines, web-site banner advertising campaigns and e-mail/newsletter campaigns.


Inventory Financing and Customer Acquisition

"Inventory Financing" describes our acquisition of the hardware required by our customers to utilize our TeliPhone VoIP services from our suppliers. Our experience indicates that our revenues will increase, through the acquisition of new customers, as we increase the number of locations where a customer can purchase hardware in order to activate their services. The increase in sales locations means that we have to purchase more inventory to stock the shelves of the sales location. Currently, we have just over 60 locations where inventory is placed by our resellers in order to effectuate sales, however, by acquiring additional inventory, we would be able to increase the number of these locations significantly and hence increase sales. Since we have to purchase the inventory outright from our suppliers and will not receive the entire amounts in revenues from our re-sellers, we require funds to finance the acquisition of inventory.

The company typically finances new customer acquisitions in return of a recurring monthly revenue for its VoIP services. Similar to the cellular phone industry, we subsidize the hardware at new customer activation in order to reduce the barrier to entry for a new customer to adopt our services. Our typical hardware investment for new customers is $20. Likewise, we provide an incentive to our sales agents in order to encourage new sales. This incentive is on average $20. While we currently invest minimally in brand awareness and promotion in our target market segments, we intend to assist our sales force in the future through targeted marketing and promotion campaigns. Based on industry averages, the cost of acquisition for a new Retail VoIP services subscriber is an additional $50.

"Customer Acquisition" includes specific expenses that Management has outlined are required in order to attract a new customer. This is primarily the case for CallOnA.com services, as described below. As the distribution channel for this service is the internet, we will require additional costs to entice customers from other websites to visit our website to promote the service. This is a different expense than brand promotion and commissions as shown above in "Sales and Marketing", as these are direct costs paid to the other websites for guiding their customers to our website.

The objective of CallOnA.com is to increase the number of subscribers and users of the free calling services in order to translate the web traffic (amount of users visiting the website) into advertising and promotional revenues. We intend to offer free calling across numerous countries over our VoIP calling network in order to entice customers to utilize the service. We will incur costs in order to offer these free calls. These costs will be offset by the revenue we intend to earn through the sale of advertising on the callona.com website. In order to incite initial interest in callona.com and therefore create a community of regular users of its services, we will be required to advertise callona.com services on related websites. Therefore, we consider that our customer acquisition costs for customers of this service will be the individual banners and links located on related websites that potential customers will follow in order to arrive at the callona.com site. Likewise, the actual costs associated to the fee calling services utilized by our customers are all considered as "Customer Acquisition" costs. Websites typically charge a "cost per click", that is, a set price that is paid when a user follows a link in order to arrive at another website.


Symbol

There is no public market for our securities at present.

Item 5. Determination of Offering Price

There is currently no over the counter trading of the Company's securities. The offering price of our shares were arbitrarily determined by our management and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. The price of our shares does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our shares be regarded as an indicator of any future market price of our securities.

Dividends

We have never paid a cash dividend on our common stock. The payment of dividends may be made at the discretion of our board of directors and will depend upon, among other things, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Dilution

Effect of Offering on Net Tangible Book Value Per Share


Our net tangible book value as of December 31, 2006 was approximately ($559,436), or ($0.02) per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the aggregate number of shares of our common stock outstanding. After giving effect to the sale of the 20,000,000 shares of our common stock in this offering, approximating 10% for underwriting discounts and commissions and the estimated offering expenses payable by us, our net tangible book value at December 31, 2006 would have been approximately $3,940,564 or $0.08 per share. We have assumed a public offering price of $0.25 per share. This represents an immediate increase in net tangible book value per share of $0.10 to existing stockholders and an immediate dilution of $0.15 per share to new investors. Dilution per share represents the difference between the amount per share paid by the new investors in this offering and the net tangible book value per share at December 31, 2006, giving effect to this offering. The following table illustrates this per share dilution to new investors.

                      Assumed public offering
                        price per share             $   0.25
                                                    --------
                      Net tangible book value
                        per share as of December
                        31, 2006                    $  (0.02)
                                                    --------
                      Increase in net tangible
                        book value per share
                        attributable to new
                        investors                   $   0.10
                                                    --------
                      Net tangible book value
                        per share after this
                        offering                    $   0.08
                                                    --------
                      Dilution per share to new
                        investors                   $   0.15
                                                    --------


As of December 31, 2006, there were no options and warrants outstanding.

Legal Proceedings.

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company or its subsidiaries. Notwithstanding, from time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including employment-related and trade related claims.

Directors, Executive Officers, Promoters and Control Persons.


The directors and executive officers as of March 23, 2007 are as follows:


     NAME              AGE   SERVED SINCE   POSITIONS WITH COMPANY
     ---------------   ---   ------------   -----------------------------
     George Metrakos    35    April, 2005   Director, President, CEO, CFO


All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, director and significant employees:

Business Experience of Officers and the Director and Significant Employees

GEORGE METRAKOS, Chairman of the Board, CEO, CFO and President

Mr. Metrakos holds a Bachelor's of Engineering from Concordia University (Montreal, Canada) and a Master's of Business Administration (MBA) from the John Molson School of Business at Concordia University. Mr. Metrakos has specialized in numerous successful launches of new technologies for emerging marketplaces. He has worked with such organizations as Philips B.V. (The Netherlands), Dow Chemical company (USA), Hydro Quebec (Provincial Utility) and other entrepreneurial high-tech companies. During his founding role in his prior company, Mr. Metrakos was recognized as entrepreneur of the year in an angel financing competition within the Montreal business community awarded by the Montreal Chamber of Commerce youth wing. His previous company launched an advanced Demand Management software used by suppliers to Wal-Mart Stores.


                                               Beginning and ending                                Brief Description of
                       Employer's name          dates of employment        Positions Held           Employer's business
                    ---------------------   -------------------------   -------------------   -------------------------------
  George Metrakos   Teliphone Inc.          Sep 1, 2004 to present      President             Telecommunications Company
                    Teliphone Corp.         Apr 28, 2005 to present     President, CEO, CFO   Holding Company
                                                                          and Director
                    United American Corp.   Nov 8, 2005 to present      Director              Holding Company
                    Metratech Retail        Mar 6, 2000 to Aug 31,      President & Founder   Supply Chain Management Software
                      Systems Inc.            2004                                              Company

Compensation of Directors

We have no standard arrangement pursuant to which our Directors are compensated for services provided as a Director.

Compliance With Section 16(a) of the Exchange Act.


Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a required class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

For the fiscal year ending September 30, 2006, all of the Company's officers, directors and principal shareholders are delinquent in filing reports required under Section 16(a)., specifically George Metrakos (and Metratech Business Solutions Inc. of which he is the beneficial owner), 3874958 Canada Inc. and Beverly Hills Trading Corp.


Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Board Committees

There are currently no Board Committees in place.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding beneficial ownership of the common stock as of September 30, 2006, by (i) each person, entity or group that is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each of our named Executive Officers as defined in Item 402(a)(2) of Regulation S-B; and (iv) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 4150 Ste-Catherine Street West, suite 200, Westmount (Montreal), Quebec, Canada H3Z 0A1.


                                                       Shares
                                                       Beneficially    Percent
Name                                Title of Class     Owned (1)       Class (1)

George Metrakos (2)                 Common             1,038,798         3.10%

Officers and Directors
As a Group (1 Person)               Common             1,038,798         3.10%


3874958 Canada Inc. (3)             Common             13,520,451        40.29%

Beverly Hills Trading Corp (4)      Common             2,000,000         5.96%

Officers, Directors and
Certain Beneficial Owners
As a group (3 persons)              Common             16,559,249        49.35%


(1) Applicable percentage of ownership is based on 33,554,024 shares of fully diluted common stock effective March 23, 2007, Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within sixty days of September 30, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) George Metrakos controls 1,038,798 shares of his stock through Metratech Business Solutions Inc of which he is the beneficial owner. 961,528 shares were received from the merger and re-organization of Teliphone Inc. and OSK Capital II Corp. in April 2005 and the balance from his holdings of Untied American Corporation prior to United American Corporation's spin-off of The Company in October, 2006.

(3) 3874958 Canada Inc. is owned by "Fiducie Familiale MAA" (MAA Family Trust), controlled by Benoit Laliberte.

(4) The 2,000,000 shares held by Beverly Hills Trading Corp. is jointly controlled by Francis Maillot and Robert Cajolet, both former Officers of the Company who have resigned from office April 22, 2005 and November 28th, 2006 respectively.


Changes in Control

We are not aware of any arrangements, which may result in a change in control of the Company.

                              SELLING SHAREHOLDERS

The following table presents information regarding the Selling Shareholders. Unless otherwise stated below, to our knowledge no Selling Shareholders nor any affiliate of such shareholder has held any position or office with, been employed by, or otherwise has had any material relationship with us or our affiliates, during the three years prior to the date of this prospectus.

None of the Selling Shareholders are members of the National Association of Securities Dealers, Inc. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

Any of the Selling Shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933 in they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the Selling Shareholders were to provide us with cash proceeds from their sales of the securities. If any of the Selling Shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.


In addition, the Selling Shareholders through whom sales of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.


The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.


The following table sets forth the name of each selling security holder, the number of shares owned, and the number of shares being registered for resale by each selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares owned by the selling security holders may be offered hereby. Except as described below there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. No estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby.



                                        # Of shares    Percentage of   # Of shares  Percentage of
                                                         Ownership                    Ownership
                                          Before           before         After         after
                                                          Sales of      Sales of      Sales of
                                      Sales of shares      shares        shares        shares
                                                                       Registered
                                       Registered by   Registered by       by       Registered by
                NAME                      Company         Company        Company       Company         Name of Natural Person
---------------------------------------------------------------------------------------------------------------------------------
3874958 Canada Inc.                     13,520,451        40.338%      13,185,271      39.338%            Benoit Laliberte
Ameritrade, Inc.                         2,054,260         6.129%           0          0.000%          Clearing house/Broker
Beverly Hills Trading Corp               2,000,000         5.967%       1,664,820      4.967%     Francis Maillot, Robert Cajolet
National Investor Services Corp.         1,467,195         4.377%           0          0.000%          Clearing house/Broker
Lambert, Jean-Guy                        1,313,520         3.919%           0          0.000%             Jean-Guy Lambert
Mesirow Financial, Inc.                  1,236,156         3.688%           0          0.000%          Clearing house/Broker
NBCN Inc.                                1,194,378         3.563%           0          0.000%          Clearing house/Broker
CIBC World Markets, Inc.                 1,022,198         3.050%           0          0.000%          Clearing house/Broker
Charles Schwab & Co., Inc.                878,905          2.622%           0          0.000%          Clearing house/Broker
TD Waterhouse Canada, Inc.                619,761          1.849%           0          0.000%          Clearing house/Broker
Kramer, Frank L.                          600,000          1.790%           0          0.000%             Kramer, Frank L.
Salerno, Deborah                          550,000          1.641%           0          0.000%             Salerno, Deborah
E*Trade                                   409,889          1.223%           0          0.000%          Clearing house/Broker
Penson Financial Services, Inc.           408,504          1.219%           0          0.000%          Clearing house/Broker
Strathmere & Associates                   371,938          1.110%           0          0.000%           Lawry Trevor-Deutsch
Business Development Consultants          301,000          0.898%           0          0.000%              Jeremy Krausse
ASR Invest Ltd                            284,000          0.847%           0          0.000%             Francis Maillot
Warburg Capital Holding Ltd.              249,000          0.743%           0          0.000%             Francis Maillot
KVZ Clips Corp                            240,000          0.716%           0          0.000%             Francis Maillot
Breitling Sky Ltd.                        225,000          0.671%           0          0.000%          Clearing house/Broker
Von Alven Corp.                           225,000          0.671%           0          0.000%             Francis Maillot
First Clearing, LLC                       210,876          0.629%           0          0.000%          Clearing house/Broker
Pershing LLC                              209,053          0.624%           0          0.000%          Clearing house/Broker
Enoch, Steve M.                           169,972          0.507%           0          0.000%             Enoch, Steve M.
Scottrade, Inc.                           167,966          0.501%           0          0.000%          Clearing house/Broker
Cajolet, Robert                           154,520          0.461%           0          0.000%             Cajolet, Robert
Optionsxpress, Inc.                       134,690          0.402%           0          0.000%          Clearing house/Broker
Cote, Marcel                              133,013          0.397%           0          0.000%               Cote, Marcel
Penson Financial Services                 131,453          0.392%           0          0.000%          Clearing house/Broker
National Financial Services LLC           131,177          0.391%           0          0.000%          Clearing house/Broker
Valeurs Mobileres Desjardins              102,344          0.305%           0          0.000%          Clearing house/Broker
Gold, Ronald                              101,969          0.304%           0          0.000%               Gold, Ronald
Podar Infotech Ltd.                       100,000          0.298%           0          0.000%               Rajiv Podar
Gestion CD Lam Inc.                       95,000           0.283%           0          0.000%             Jean-Guy Lambert
Brown Brothers Harriman & Company         93,845           0.280%           0          0.000%          Clearing house/Broker
Scott & Stringfellow, Inc.                69,534           0.207%           0          0.000%          Clearing house/Broker
Gold, Lessie                              68,686           0.205%           0          0.000%               Gold, Lessie
Kappler, Joseph M. for Kaferon Trust      68,676           0.205%           0          0.000%             Joseph M Kappler
Canaccord Capital Corporation             65,671           0.196%           0          0.000%          Clearing house/Broker
Janney Montgomery Scott LLC               62,890           0.188%           0          0.000%          Clearing house/Broker
Merrill Lynch, Pierce Fenner & Smith      62,597           0.187%           0          0.000%          Clearing house/Broker
RBC Dominion Securities, Inc.             55,471           0.165%           0          0.000%          Clearing house/Broker
St. Julien, Richard                       51,507           0.154%           0          0.000%           St. Julien, Richard
Sauve, Lynn                               51,000           0.152%           0          0.000%               Sauve, Lynn
Xipe Holding Corp                         50,000           0.149%           0          0.000%              Robert Cajolet
Linsco/Private Ledger Corp.               47,386           0.141%           0          0.000%          Clearing house/Broker
Dundee Securities Corporation             46,871           0.140%           0          0.000%          Clearing house/Broker
Citigroup Global Markets, Inc.            40,691           0.121%           0          0.000%          Clearing house/Broker
Bryn, Mark J.                             38,630           0.115%           0          0.000%              Bryn, Mark J.
BMO Nesbitt Burns, Inc.                   34,364           0.103%           0          0.000%          Clearing house/Broker
Hudson, Sara                              34,338           0.102%           0          0.000%               Hudson, Sara
Bronfmann Equities Corp                   33,000           0.098%           0          0.000%          Clearing house/Broker
Ashland Capital Advisors                  32,965           0.098%           0          0.000%          Clearing house/Broker



                                        # Of shares    Percentage of   # Of shares  Percentage of
                                                         Ownership                    Ownership
                                          Before           before         After         after
                                                          Sales of      Sales of      Sales of
                                      Sales of shares      shares        shares        shares
                                                                       Registered
                                       Registered by   Registered by       by       Registered by
                NAME                      Company         Company        Company       Company         Name of Natural Person
---------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Execution & Clearing        30,904           0.092%           0          0.000%          Clearing house/Broker
Gundyco                                   28,329           0.085%           0          0.000%          Clearing house/Broker
Parker, Mickey J.                         25,754           0.077%           0          0.000%            Parker, Mickey J.
Emas, Joseph                              25,000           0.075%           0          0.000%               Emas, Joseph
Martineau, Robert                         20,000           0.060%           0          0.000%            Martineau, Robert
Phaneuf, Simon                            20,000           0.060%           0          0.000%              Phaneuf, Simon
Puckett, Brian                            18,027           0.054%           0          0.000%              Puckett, Brian
A.G. Edwards & Sons, Inc.                 17,484           0.052%           0          0.000%          Clearing house/Broker
Morgan Stanley DW, Inc.                   16,483           0.049%           0          0.000%          Clearing house/Broker
Citibank, N.A.                            12,877           0.038%           0          0.000%          Clearing house/Broker
Oppenheimer & Co., Inc.                   10,662           0.032%           0          0.000%          Clearing house/Broker
Brazeau, Maxime                           10,000           0.030%           0          0.000%             Brazeau, Maxime
Huon de Kermadec, Ronan                   10,000           0.030%           0          0.000%         Huon de Kermadec, Ronan
Lamarche, Simon                           10,000           0.030%           0          0.000%             Lamarche, Simon
Lawetz, Benjamin                          10,000           0.030%           0          0.000%             Lawetz, Benjamin
Mirotchnick, Brendan                      10,000           0.030%           0          0.000%           Mirotchnick, Brendan
Mourani, Bruno                            10,000           0.030%           0          0.000%              Mourani, Bruno
Mourani, Europe                           10,000           0.030%           0          0.000%             Mourani, Europe
Perron, Suzanne                           10,000           0.030%           0          0.000%             Perron, Suzanne
Ratthe, Benoit                            10,000           0.030%           0          0.000%              Ratthe, Benoit
Xirouhakis, Marika                        10,000           0.030%           0          0.000%            Xirouhakis, Marika
Raymond, James & Associates, Inc.          9,788           0.029%           0          0.000%          Clearing house/Broker
Laurential Bank of Canada                  9,787           0.029%           0          0.000%          Clearing house/Broker
UBS Financial Services, Inc.               9,273           0.028%           0          0.000%          Clearing house/Broker
Interactive Brokers Retail Equity CL       7,984           0.024%           0          0.000%          Clearing house/Broker
Crowell, Weedon, & Company                 6,868           0.020%           0          0.000%          Clearing house/Broker
Anderson, Lincoln                          6,000           0.018%           0          0.000%            Anderson, Lincoln
Meskunas, John A.                          5,000           0.015%           0          0.000%            Meskunas, John A.
USAA Investment Management Company         4,166           0.012%           0          0.000%          Clearing house/Broker
Paradis, Gaetan                            3,606           0.011%           0          0.000%             Paradis, Gaetan
American Enterprise Investment Serv        3,495           0.010%           0          0.000%          Clearing house/Broker
Loisel, Lila                               3,451           0.010%           0          0.000%               Loisel, Lila
UBS Securites LLC                          2,903           0.009%           0          0.000%          Clearing house/Broker
Morgan, Keegan & Company, Inc.             2,715           0.008%           0          0.000%          Clearing house/Broker
Alliant Securities, Inc. Turner, Nor       2,576           0.008%           0          0.000%          Clearing house/Broker
Jefferies & Company                        2,576           0.008%           0          0.000%          Clearing house/Broker
Legent Clearing LLC                        2,576           0.008%           0          0.000%          Clearing house/Broker
Theroux, Robert                            2,576           0.008%           0          0.000%             Theroux, Robert
ADP Clearing & Outsourcing Services        2,473           0.007%           0          0.000%          Clearing house/Broker
Joiner, Gary S.                            2,000           0.006%           0          0.000%             Joiner, Gary S.
Terra Nova Trading, LLC                    1,365           0.004%           0          0.000%          Clearing house/Broker
Archambault-Guilbault, Claire              1,288           0.004%           0          0.000%      Archambault-Guilbault, Claire
Littman, Eric P.                           1,031           0.003%           0          0.000%             Littman, Eric P.
Anderson, Heather Z.                       1,000           0.003%           0          0.000%           Anderson, Heather Z.
Bell, Jennifer R.                          1,000           0.003%           0          0.000%            Bell, Jennifer R.
Berman, Philip                             1,000           0.003%           0          0.000%              Berman, Philip
Borchard, Kathleen E.                      1,000           0.003%           0          0.000%          Borchard, Kathleen E.
Carlson, Linda M.                          1,000           0.003%           0          0.000%            Carlson, Linda M.
Christopher, Robert Bruce                  1,000           0.003%           0          0.000%        Christopher, Robert Bruce
Gearke, Thomas D.                          1,000           0.003%           0          0.000%            Gearke, Thomas D.
Greenberg, Gary                            1,000           0.003%           0          0.000%             Greenberg, Gary
Groehsl, George                            1,000           0.003%           0          0.000%             Groehsl, George
Hepworth, David                            1,000           0.003%           0          0.000%             Hepworth, David
Kelly, Claudia                             1,000           0.003%           0          0.000%              Kelly, Claudia
Kramer, Elizabeth                          1,000           0.003%           0          0.000%            Kramer, Elizabeth
Krekel, Robert                             1,000           0.003%           0          0.000%              Krekel, Robert
Leach, Alvin D.                            1,000           0.003%           0          0.000%             Leach, Alvin D.
McKinstry, Anne Marie                      1,000           0.003%           0          0.000%          McKinstry, Anne Marie
McKinstry, Raymond F.                      1,000           0.003%           0          0.000%          McKinstry, Raymond F.
Memolo, John J.                            1,000           0.003%           0          0.000%             Memolo, John J.
Rose, Jeffrey S.                           1,000           0.003%           0          0.000%             Rose, Jeffrey S.
Rueschhoff, Bernard                        1,000           0.003%           0          0.000%           Rueschhoff, Bernard
Rueschhoff, Britta                         1,000           0.003%           0          0.000%            Rueschhoff, Britta



                                        # Of shares    Percentage of   # Of shares  Percentage of
                                                         Ownership                    Ownership
                                          Before           before         After         after
                                                          Sales of      Sales of      Sales of
                                      Sales of shares      shares        shares        shares
                                                                       Registered
                                       Registered by   Registered by       by       Registered by
                NAME                      Company         Company        Company       Company         Name of Natural Person
---------------------------------------------------------------------------------------------------------------------------------
Singh, Rhadica                             1,000           0.003%           0          0.000%              Singh, Rhadica
Slow, Edward                               1,000           0.003%           0          0.000%               Slow, Edward
Slow, Susan                                1,000           0.003%           0          0.000%               Slow, Susan
Sullivan, Don                              1,000           0.003%           0          0.000%              Sullivan, Don
Sullivan, Nancy J.                         1,000           0.003%           0          0.000%            Sullivan, Nancy J.
Sweeney, Daniel B.                         1,000           0.003%           0          0.000%            Sweeney, Daniel B.
Welsh, Frederick E. Jr.                    1,000           0.003%           0          0.000%         Welsh, Frederick E. Jr.
Whatley, Kevin                             1,000           0.003%           0          0.000%              Whatley, Kevin
Wong, Richard                              1,000           0.003%           0          0.000%              Wong, Richard
Zane, Holly R.                             1,000           0.003%           0          0.000%              Zane, Holly R.
Crossfield, Sara Johnson                    940            0.003%           0          0.000%         Crossfield, Sara Johnson
Le Groupe Option Retraite Inc.              927            0.003%           0          0.000%          Clearing house/Broker
Rivard, Caty                                773            0.002%           0          0.000%               Rivard, Caty
Swiss American Securities, Inc.             773            0.002%           0          0.000%          Clearing house/Broker
Johnson, William Scott & Jamie
Johnson, JT TEN                             722            0.002%           0          0.000%      Johnson, William Scott & Jamie
Downie, Thomas A.                           516            0.002%           0          0.000%            Downie, Thomas A.
Dub, Alan                                   516            0.002%           0          0.000%                Dub, Alan
Favron, Mme Ginette                         516            0.002%           0          0.000%           Favron, Mme Ginette
Gauthier, Mathieu                           516            0.002%           0          0.000%            Gauthier, Mathieu
Nelson, Garry                               516            0.002%           0          0.000%              Nelson, Garry
Stephens, Inc.                              516            0.002%           0          0.000%          Clearing house/Broker
U.S. Bank N.A.                              516            0.002%           0          0.000%          Clearing house/Broker
Alvarez, Amado Alan                         515            0.002%           0          0.000%           Alvarez, Amado Alan
Scotia Capital Inc.                         155            0.000%           0          0.000%          Clearing house/Broker
Langston, Donnie R.                         129            0.000%           0          0.000%           Langston, Donnie R.
Bear, Stearns Securities, Corp              92             0.000%           0          0.000%          Clearing house/Broker
Damia, Robert H.                            82             0.000%           0          0.000%             Damia, Robert H.
Adrea Capital Corp. 2                       52             0.000%           0          0.000%          Clearing house/Broker
Southwest Securities, Inc.                  52             0.000%           0          0.000%          Clearing house/Broker
Hill, Thompson, Magid & Company,
Inc.                                        19             0.000%           0          0.000%          Clearing house/Broker
Sterne, Agee & Leach, Inc.                   1             0.000%           0          0.000%          Clearing house/Broker
                                      -----------------------------------------------------------

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Except as disclosed below, none of the Selling Shareholders:

(a) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(b)   has never been one of our officers or directors.

      o Frank L. Kramer was our Secretary, Treasurer and Director and Deborah Salerno was our former President and Director. They resigned as of April 5, 2005.

      o Francis Maillot was our President and CEO. He holds his shares under Beverly Hills Trading Corp, ASR Invest Ltd, Warburg Capital Holding Ltd and KVZ Clips Corp. He resigned as of April 22, 2005.

      o Robert Cajolet was our President & CEO and he resigned from our Board of Directors on November 28th, 2006. He owns his position under Beverly Hills Trading Corp, Robert Cajolet and Xipe Holding Corp.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

Description of Securities.
--------------------------


Common Stock


Our authorized capital stock consists of 125,000,000 authorized shares of common stock, $.001 par value, of which 33,554,024 shares were outstanding as of March 23, 2007. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


We have no authorized preferred stock.

Warrants
--------

We currently do not have any warrants outstanding.

Warrant and Transfer Agent
--------------------------

Our transfer agent is:

Mountain Share Transfer, ATT: Beth Powell 1625 Abilene Drive Broomfield, Colorado 80020

Amendment of our Bylaws
-----------------------

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES; ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION

PROVISIONS

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

o     effecting an acquisition that might complicate or preclude the takeover.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Teliphone Corp., regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Teliphone Corp. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, if any are authorized or issued, the highest liquidation value of the preferred stock.

Certain Relationships And Related Transactions


Certain Related Party Transactions Within The Past Two Years.

On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, and majority shareholder of the Company prior to United American Corporation's stock dividend that took place effective October 30, 2006 into 1,699,323 shares of the Company's common stock. In December 2006, the Company issued a resolution to issue the remaining 171 fractional shares related to this transaction. The $300,000 remaining on the loan has become interest bearing at 12% per annum, payable monthly with a maturity date of August 1, 2009. Interest for the year ended December 31, 2006 and accrued at December 31, 2006 is $5,000 on this loan.

In addition, there are approximately $115,232 of non-interest bearing advances that were incurred from August to December 2006 from United American Corporation. These advances were provided for cash flow purposes for the Company to sustain its operations.

The Company has also been advanced various amounts from related parties whom are either officers, shareholders or entities under control by an officer or shareholder. These amounts bear interest at interest rates ranging between 5% and 7% per annum as follows:

As of December 31, 2006, the Company has $28,627 outstanding with an officer, with interest expense and accrued interest on that amount of $507 for the three month period ending December 31, 2006. There were no amounts outstanding during the same period. As the amount is due on demand, the Company has classified the loan as a current liability.

As of December 31, 2006, the Company has $6,758 outstanding with shareholders. There is no accrued interest for these amounts, and interest expense for the three month periods ending December 31, 2006 and 2005 were approximately $388 and $450, respectively. As the amounts are due on demand, the Company has classified them as current liabilities.

As of December 31, 2006, the Company has $7,158 outstanding with a company controlled by an officer of the Company with interest expense and accrued interest on that amount of $921 for period ending December 31, 2006.
There were no amounts outstanding during period ending December 31, 2005. As the amounts are due on demand, the Company has classified them as current liabilities.

As of December 31, 2006, the Company has $42,905 outstanding with a company controlled by an officer of the Company with interest expense of $767 for the period ending December 31, 2006. There were no amounts outstanding during the period ending 2005. As the amounts are due on demand, the Company has classified them as current liabilities.

Teliphone, Inc. a majority owned subsidiary of the Company, as part of the agreement they entered into with Intelco Communications and Intelco Communication's parent, 3901823 Canada Inc., was extended $25,000 (CDN$), $22,368 (US$) from the $75,000 (CDN$) line of credit extended to them by Intelco Communications.

On April 28, 2005, the Company issued, in connection with the reverse merger upon the acquisition of Teliphone, Inc. 961,538 shares to Metratech Business Solutions Inc., an entity controlled by George Metrakos, our sole Director.


Interest of Named Experts and Counsel


None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of our company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in our Company, except that Mr. Joseph I. Emas, Attorney at Law, Miami, Florida, has received 25,000 shares of our common stock, valued at $6,250. These shares are being registered for re-sale in this prospectus.


Legal Matters

Joseph I. Emas, Attorney at Law, Miami, Florida will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

Accounting Matters

Michael Pollack, CPA, independent certified public accountants, have audited our consolidated financial statements at September 30, 2006 and September 30, 2005 as set forth in their included report. We have included our consolidated financial statements in the registration statement, in reliance on their report giving their authority as an expert in accounting and auditing.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended September 30, 2006.


We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period, except that on February 6, 2006, Schwartz Levitsky Feldman LLP resigned as the Company's accountant. The Company engaged Michael Pollack, CPA as its principal accountants effective February 7, 2006


Additional Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is HYPERLINK "http://www.sec.gov"

Description of Business

Company History; Organization Within the Last Five Years

                               Corporate Structure

Teliphone Corp was incorporated in the State of Nevada on March 2, 1999 under the name "OSK Capital II Corp." to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company. On August 21, 2006, we changed our name from OSK Capital II Corp. to Teliphone Corp.

As a result of the merger and re-organization, Teliphone Inc. became our wholly owned subsidiary and we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA.

The details of the merger and re-organization, along with the principal negotiators of the agreement are as follows:

The merger and re-organization of April 28, 2005 was a business combination between Teliphone Inc. and OSK Capital II Corp. As a result, Teliphone Inc. became a wholly-owned subsidiary of OSK Capital II Corp.

The Principal terms of the combination were that a recapitalization occurred as a result of the reverse merger. The shareholder's equity of OSK Capital II Corp. became that of Teliphone Inc. Original shareholders of OSK Capital II Corp. maintained their shareholdings of OSK Capital II Corp. and new treasury shares of OSK Capital II Corp. were issued to shareholders of Teliphone Inc.

The parties who negotiated the merger and reorganization agreement were:

o George Metrakos, President of Teliphone Inc. who became President CEO of OSK Capital II Corp. George Metrakos was not compensated in this transaction. George Metrakos already owned 3.9% of Teliphone Inc. prior to the combination and hence received the 961,528 shares of OSK Capital II Corp. in exchange for his 4 shares of Teliphone Inc. These shares are listed under Metratech Business Solutions Inc., a wholly-owned company of George Metrakos.


o Robert Cajolet, President and CEO of OSK Capital II Corp. who stayed on the board of OSK Capital II Corp. after the transaction as director. Robert Cajolet was compensated with the issuance of 1,250,000 restricted shares of the Company stock (1,000,000 shares currently held within 2,000,000 share block of Beverly Hills Trading). He was not provided any monetary compensation. Beverly Hills Trading Corp. is not a registered broker dealer. Beverly Hills Trading Corp. was compensated based upon the total


o Benoit Laliberte, President and CEO of United American Corp. at the time. He did not receive any compensation in the transaction, however United American Corp received 24,038,462 shares of OSK Capital II Corp. in exchange for their 100 shares of Teliphone Inc.


o Francis Maillot, Former President and CEO of OSK Capital II Corp prior to Robert Cajolet, during negotiations acting through Beverly Hills Trading Corp.. Beverly Hills Trading Corp. received a total of 2,000,000 shares of OSK Capital II Corp., and is the beneficial owner of 1,000,000 of them (see Robert Cajolet, above). Beverly Hills Trading Corp. is not a registered broker dealer. Beverly Hills Trading Corp. received shares as a consequence of introducing the parties to the merger, the number of shares determined by the total number of shares issued to consummate the transaction.

On July 14th, 2006 the Company entered into a Letter of Intent with 3901823 Canada Inc. ("3901823") whereby Teliphone Inc. will issue 3901823 new shares from its treasury such that 3901823 will become a 25% owner of our subsidiary Teliphone Inc. in return for additional investment in the company. As a result of this transaction, Teliphone Inc. remains a majority-owned subsidiary of the Company. The Company does not have any other subsidiaries.


On October 30, 2006, United American Corporation spun off their share position in our Company through the pro rata distribution of their 25,737,956 shares to their shareholders. Although there were no contractual obligations on the part of the company or United American Corporation, this spin off was part of a long term strategy of United American Corporation.

History of Key Agreements


At the time of the merger and re-organization, the Company, through its subsidiary Teliphone Inc., was able to offer its services to customers in Canada only. This was achieved through the signing of a retail distribution agreement on March 1, 2005, with BR Communication Inc. ("BR") for the purpose accessing the retail consumer portion of our target market through retail and Internet-based sales. Under the terms of this agreement, BR was granted the exclusive right to distribute mobile or landline phones that utilize our VoIP network via Internet-based sales or direct sales to retail establishments in the territory consisting of the Province of Quebec in Canada exclusive of Sherbrooke, Quebec for a 5 year term. This agreement was later expanded to include the Province of Ontario and to remove the restriction of Sherbrooke, Quebec. BR receives a pre-determined commission based upon sales of mobile or landline phones that utilize our VoIP network and revenues derived from retailer consumers who activated their VoIP service through distribution channels used by BR.

On April 22, 2005, the Company, through its subsidiary Teliphone Inc., entered into a Wholesale distribution agreement with 9151-4877 Quebec Inc., also known as "Dialek Telecom". Teliphone Inc. supplies Dialek Telecom with VoIP services to Dialek's Canadian and US customers, permitting Dialek Telecom to brand the service "Dialek VoIP" instead of "Teliphone VoIP". The agreement also permits Dialek Telecom to invoice and support its clients directly. The term of the agreement is for one year renewable to successive one year terms upon 30 days written notice.

On June 1, 2005, the Company, through its subsidiary Teliphone Inc., signed an Agreement with Northern Communication Services Inc. ("Northern") such that Northern would supply the company with Emergency 9-1-1 caller address verification and call transfer services to the necessary Municipal Emergency Services Department associated with the caller's location. This service is required for Teliphone Inc.'s customers located in North America. The term of the agreement is for 3 years, renewable automatically for an additional 3 years with a termination clause of 90 days written notice.

The Company sought to further expand its distribution reach internationally and on August 23, 2005, we entered into a marketing and distribution agreement with Podar Enterprise ("Podar") of Mumbai, India. Podar is focused on building a distribution network to sell to consumers in Central, South, and East Asia, Eastern Europe, and parts of the Middle East. Under the terms of this agreement, Podar was granted the exclusive marketing and distribution rights for our products and services in India, China, Sri Lanka, United Arab Emirates, and Russia. The term of this agreement is five (5) years subject to early termination with 60 days notice following any default under the agreement.

On December 2, 2005, the Company, through it's subsidiary Teliphone Inc. signed a Co-Location and Bandwidth Services Agreement with Peer 1. The agreement stipulates that the Company houses its telecommunications and computer server hardware within the Peer 1 Montreal Data center, located at 1080 Beaver Hall, suite 1512, Montreal, Quebec, Canada. Likewise, Teliphone Inc. agrees to purchase Peer 1 bandwidth services and internet access across its worldwide network. The term of the contract was for 12 months, renewable for successive 30 day terms.

The Company sought to expand its product offering in order to offer its broadband phone services to US customers as well. The Company singed an agreement with RNK Telecom Inc, a New Jersey company, in December of 2005 which permitted the company to interconnect with RNK's network of US cities. This agreement has a term of one year renewable month to month at the end of the term.

On December 7, 2005, the Company entered into, in conjunction with United American Corporation, a related party, a Customer and Asset Acquisition and Software Licensing Agreement with Iphonia, Inc., a Quebec corporation. However, on July 6th, 2006, the agreement with iPhonia Inc. was terminated by both parties. The original agreement was to set forth the rights and obligations pertaining to the transfer of Iphonia's clients and services to Teliphone Inc., the Company's subsidiary, along with the sale of various telecommunications and equipment. The term of the agreement was to be 24 months.

On April 6, 2006, the Company, through its subsidiary Teliphone Inc. signed a Master Services Agreement with Rogers Business Solutions ("Rogers"). This agreement permits Teliphone Inc. to purchase voice channel capacity for its Canadian Network. The majority of its current voice channel capacity already exists with Rogers, however, the current agreements are still between Rogers and the Company's former parent company, United American Corporation. It is anticipate that all of the capacity will transfer under the Teliphone Inc.-Rogers agreement by June 30, 2007. The term of the agreement is for 2 years, with no specific renewal conditions.

Teliphone Inc., a majority-owned subsidiary of the Company, 3901823 Canada Inc., the holding company of Intelco Communications ("3901823"), and Intelco Communications ("Intelco") entered into an agreement on July 14, 2006. Pursuant to the terms of the Agreement, Teliphone Inc. agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone Inc.'s issued shares to 3901823 in exchange for office rent, use of Intelco's data center for Teliphone Inc.'s equipment, and use of Intelco's broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007, a line of credit of $75,000 (CDN$), of which $25,000 (CDN$) was already drawn upon in July 2006 and paid back in December 2006.

Teliphone Inc. also agreed to make available to the customers of Intelco certain proprietary software for broadband telephony use. In lieu of receiving cash for the licensing of this software, Teliphone Inc. will apply $1 per customer per month at a minimum of $5,000 per month. Following a twelve month period, Intelco will receive additional shares of class A voting common stock of Teliphone Inc. for the difference in the value between $144,000 and the total payments credited back to Teliphone Inc. The maximum amount of additional shares that can be issued to Intelco after the twelve month period is an additional 8.34% of Teliphone Inc.'s issued and outstanding shares. In the event that the total payments credited back to Teliphone Inc. exceeds $144,000, Intelco will not be entitled to the issuance of any additional shares of Teliphone Inc. common stock.



Description of Business

Principal products or services and their markets


With the merger and re-organization we became a telecommunications company providing broadband telephone services utilizing our innovative Voice over Internet Protocol, or VoIP, technology platform, to offer feature-rich, low-cost communications services to our customers, thus providing them an experience similar to traditional telephone services at a reduced cost. VoIP means that the technology used to send data over the Internet (example, an e-mail or web site page display) is used to transmit voice as well. The technology is known as packet switching. Instead of establishing a dedicated connection between two devices (computers, telephones, etc.) and sending the message "in one piece," this technology divides the message into smaller fragments, called 'packets'. These packets are transmitted separately over the internet and when they reach the final destination, they are reassembled into the original message.

Our Company has invested in the research and development of our VoIP telecommunications technology which permits the control, forwarding, storing and billing of phone calls made or received by our customers. This research and development has produced a specific configuration of telecommunications hardware and custom-built software that is unique to our company. All of these Research and Development costs have been paid for by the Company, through salaries and consulting fees, and there exists no claims against this technology since we have met all of the required criteria for software licensing and approved use of any hardware from its suppliers. The Company is the full owner of the technology that it utilizes. We refer to this technology as our intellectual property, even though the technology itself cannot be patented. The procedures, configurations, software programming and system settings that we utilize all make up the collection of our intellectual property.

The Company offers the following services to customers utilizing its VoIP technology platform:

o Local and International VoIP calling services for residential customers in the Province of Quebec, Canada

o Local and International VoIP calling services for small businesses in the Province of Quebec, Canada

o     International VoIP calling services to residential customers in India

Distribution methods of the products or services


Retail Sales.

We distribute our products and services through our retail partners' stores. Our retail partners have existing public retail outlets where they typically sell telecommunications or computer related products and services such as other telecommunications services (cellular phones) or computer hardware and software.

The Company does not own or rent any retail space for the purpose of distribution, rather, it relies on its re-seller partners to display and promote the Company's products and services within their existing retail stores. Our agreement with BR Communications Inc. has permitted us to establish our retail sales channel.


Our relationship to the retail outlets is on of a supplier. We supply the hardware to the retail outlet owners, who have a re-seller agreement with our distributor, BR Communications Inc. We ship these products direct to the stores based on their requirements. All shipments are Cash On Delivery payment terms.

For a retail sale to occur, our re-sellers purchase hardware from us and hold inventory of our hardware at their store. In some cases, we may sell the hardware to our re-sellers below cost in order to subsidize the customer's purchase of the hardware from the re-seller. Upon the sale of hardware to the customer, the retail partner activates the service on our website while in-store with the customer.


Internet Sales.

We likewise distribute our products through the sale of hardware on our website, www.teliphone.us. The customer purchases the necessary hardware from our on-line catalog. Upon receipt of the hardware from us, the customer returns to the company's website to activate their services.

Wholesale Sales.

We likewise distribute our products and services through Wholesalers. A Wholesaler is a business partner who purchases our products and services "unbranded", that is, with no reference to our Company on the hardware or within the service, and re-bills the services to their end-user customers. In the case of a sale to our Wholesalers, we do not sell the hardware below cost.

In the Province of Quebec, we have an agreement with 9151-4877 Quebec Inc. "Dialek" who is a wholesaler of our products and services. The nature of the agreement is such that Dialek purchases our products and services at volume quantities and re-sells them to their own end-user customers. Dialek maintains customer services and accounting directly with their clients. This agreement was for a term of one year from signing and is now being renewed on a monthly basis for one month increments. Internationally, we have an agreement with Podar Infotech LLC "Podar"of India, our principal wholesale partner in Asia and the Middle East. Podar sells to re-sellers and end-users the Company's products and services exclusively in India, China, Russia, Sri Lanka and the United Arab Emirates. The term of this agreement is five (5) years subject to early termination with 60 days notice following any default under the agreement. In this agreement, Podar acts as the sales agent, however Teliphone invoices the clients in India directly.


Status of any publicly announced new product or service;

TeliPhone VoIP services were officially launched to the public in the Province of Quebec in December of 2004.

teliPhone Residential VoIP service

The Company currently offers a residential VoIP phone service to customers in the provinces of Ontario and Quebec. Average revenues per customer are $30.00 per month. The customer can also purchase virtual numbers from other cities in North America and Internationally, permitting the customer to provide a local phone number to their calling party who is in another area or country that normally would represent a long distance call. These services cost from 5$ to 30$ per month depending on the country.

teliPhone Small business VoIP services

During 2005Q3, The Company began to target Small and Medium sized business clients with an expanded version of its offering. Average revenues per customer in this segment are $400. The Company markets these services primarily through its telecom interconnection resellers, who have existing customer relationships in this segment.

Teliphone has also developed and integrated new software permitting the replacement of traditional auto-attendant and office telephony systems. The Company is currently finalizing its beta trials and will introduce to the market through its interconnection re-seller base in 2007Q1.

CallOnA.com

We are currently testing our CallOnA.com service, which permits users to execute free calls to certain international destinations by initiating a call from our website. This service has not been fully tested as of yet and we anticipate launching the service in a preliminary form within 3 months of the filing of this prospectus.

teliPhone Mobile VoIP and Single Point of Contact services (MobilNation)

This service is an entry-level service targeting both residential and business mobile phone users. This end-user customer does not require broadband internet access nor any additional equipment to utilize this service. Users pay a fixed monthly fee of $9.95 per month and receive a phone number where they are provided options to re-direct the incoming call to numerous phones, enhanced voice-mail, as well as the ability to add virtual numbers from other cities ($4.95 per month), eliminating inbound long distance charges to their calling parties.

Customers of MobilNation are provided with multiple dial-up numbers from various cities in the US & Canada. This permits the customer to make long distance calls on their home or cellular phone by purchasing the long distance call from the Company instead of their existing service provider. Our rates are typically up to 50% less than existing suppliers, thereby reducing our customer's overall monthly phone bill.


The MobilNation services are currently in the final stages of development. They will be marketed primarily over the Internet and will be introduced in 2007Q1 to The Company's Retail sales channel as well. As described above, the Company does not own or rent any retail space for the purpose of distribution, rather, it relies on its re-seller partners to display and promote the Company's products and services within their existing retail stores.


Competitive Business Conditions

Today, VoIP technology is used in the backbone of many traditional telephone networks, and VoIP services are offered to residential and business users by a wide array of service providers, including established telephone service providers. These VoIP providers include traditional local and long distance phone companies, established cable companies, Internet service providers and alternative voice communications providers such as Teliphone.

While all of these companies provide residential VoIP communications services, each group provides those services over a different type of network, resulting in important differences in the characteristics and features of the VoIP communications services that they offer. Traditional wireline telephone companies offering VoIP services to consumers do so using their existing broadband DSL networks. Similarly, cable companies offering VoIP communications services use their existing cable broadband networks. Because these companies own and control the broadband network over which the VoIP traffic is carried between the customer and public switched telephone network, they have the advantage of controlling a substantial portion of the call path and therefore being better able to control call quality. In addition, many of these providers are able to offer their customers additional bandwidth dedicated solely to the customer's VoIP service, further enhancing call quality and preserving the customer's existing bandwidth for other uses. However, these companies typically have high capital expenditures and operating costs in connection with their networks. In addition, depending on the structure of their VoIP networks, the VoIP services provided by some of these companies can only be used from the location at which the broadband line they provide is connected.

Like traditional telephone companies and cable companies offering VoIP services, the Company also connects its VoIP traffic to the public switched telephone network so that their customers can make and receive calls to and from non-VoIP users. Unlike traditional telephone companies and cable companies, however, alternative voice communications providers such as Teliphone do not own or operate a private broadband network. Instead, the VoIP services offered by these providers use the customer's existing broadband connection to carry call traffic from the customer to their VoIP networks. These companies do not control the "last mile" of the broadband connection, and, as a result, they have less control over call quality than traditional telephone or cable companies do. However, these companies have the operating advantage of low capital expenditure requirements and operating costs.

Internet service providers generally offer or have announced intentions to offer VoIP services principally on a PC-to-PC basis. These providers generally carry their VoIP traffic for the most part over the public Internet, with the result that VoIP services are often offered for free, but can only be used with other users of that provider's services. Many of these providers offer a premium service that allows customers to dial directly into a public switched telephone network. In addition, while no special adapters or gateways are required, often customers must use special handsets, headsets or embedded microphones through their computers, rather than traditional telephone handsets.

Competition

The telecommunications industry is highly competitive, rapidly evolving and subject to constant technological change and to intense marketing by different providers of functionally similar services. Since there are few, if any, substantial barriers to entry, except in those markets that have not been subject to governmental deregulation, we expect that new competitors are likely to enter our markets. Most, if not all, of our competitors are significantly larger and have substantially greater market presence and longer operating history as well as greater financial, technical, operational, marketing, personnel and other resources than we do.

Our use of VoIP technology and our proprietary systems and products enables us to provide customers with competitive pricing for telecommunications services. Nonetheless, there can be no assurance that we will be able to successfully compete with major carriers in present and prospective markets. While there can be no assurances, we believe that by offering competitive pricing we will be able to compete in our present and prospective markets.

We rely on specialized telecommunications and computer technology to meet the needs of our consumers. We will need to continue to select, invest in and develop new and enhanced technology to remain competitive. Our future success will also depend on our operational and financial ability to develop information technology solutions that keep pace with evolving industry standards and changing client demands. Our business is highly dependent on our computer and telephone equipment and software systems, the temporary or permanent loss of which could materially and adversely affect our business.

The Company is provided its phone numbers and interconnection with the existing public switched telephone network in Canada by Rogers Business Solutions. This agreement was originally signed in 2004 under Teliphone's former parent company United American Corporation and has since been updated to the current agreement with Teliphone and Rogers Business Solutions signed on April 25th, 2006. In the US and internationally, this service is provided by RNK Telecom Inc.

We are not dependent on a few major customers. Our largest Wholesale customer, Dialek Telecom, currently produces less than 10% of our monthly revenues.

We do not currently hold any patents, trademarks, liences, franchises, concessions or royalty agreements.

Existing and Probable Governmental Regulation

Overview of Regulatory Environment

Traditional telephone service has historically been subject to extensive federal and state regulation, while Internet services generally have been subject to less regulation. Because some elements of VoIP resemble the services provided by traditional telephone companies, and others resemble the services provided by Internet service providers, the VoIP industry has not fit easily within the existing framework of telecommunications law and until recently, has developed in an environment largely free from regulation.

The Federal Communications Commission, or FCC, the U.S. Congress and various regulatory bodies in the states and in foreign countries have begun to assert regulatory authority over VoIP providers and are continuing to evaluate how VoIP will be regulated in the future. In addition, while some of the existing regulation concerning VoIP is applicable to the entire industry, many rulings are limited to individual companies or categories of service. As a result, both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Regulatory Classification of VoIP Services

On February 12, 2004, the FCC initiated a rulemaking proceeding concerning the provision of VoIP and other services, and applications utilizing Internet Protocol technology. As part of this proceeding, the FCC is considering whether VoIP services like ours should be classified as information services, or telecommunications services. We believe our service should be classified as information services. If the FCC decides to classify VoIP services like ours as telecommunications services, we could become subject to rules and regulations that apply to providers of traditional telephony services. This could require us to restructure our service offering or raise the price of our service, or could otherwise significantly harm our business.

While the FCC has not reached a decision on the classification of VoIP services like ours, it has ruled on the classification of specific VoIP services offered by other VoIP providers. The FCC has drawn distinctions among different types of VoIP services, and has concluded that some VoIP services are telecommunications services while others are information services. The FCC's conclusions in those proceedings do not determine the classification of our service, but they likely will inform the FCC's decision regarding VoIP services like ours.

In Canada, the Canadian Radio-Television Commission (CRTC) is the regulating body who has set guidelines that our subsidiary, Teliphone, must meet. These guidelines center around 9-1-1 calling services and other services that are normally available to subscribers of traditional telephony services. Teliphone has met these requirements in its product offering.

An additional element of Canadian regulation is that the incumbent providers, Bell Canada (Central and Eastern Canada) and Telus (Western Canada), who in 2004 controlled over 98% of the Business and Residential phone lines, are not able to reduce their prices to meet the newly offered reduced price options of independent VoIP and Cable phone companies. This regulation permitted independents such as Teliphone to provide their VoIP phone service without fear of anti-competitive activity by the incumbents. The CRTC has recently ruled that they will permit the reduction of pricing by the incumbent carriers once a 25% market share has been attained by the upstart phone service providers. Effective March 2005, there is a penetration of 10% of phone services by up-start VoIP providers. Teliphone views its long term strategy outside of just residential phone service, through the availability of international phone numbers to global clients, thereby creating an international product offering, a strategy that is very different from the geographically limited incumbent carriers.

VoIP E-911 Matters

On June 3, 2005, the FCC released an order and notice of proposed rulemaking concerning VoIP emergency services. The order set forth two primary requirements for providers of "interconnected VoIP services" such as ours, meaning VoIP services that can be used to send or receive calls to or from users on the public switched telephone network.

First, the order requires us to notify our customers of the differences between the emergency services available through us and those available through traditional telephony providers. We also must receive affirmative acknowledgment from all of our customers that they understand the nature of the emergency services available through our service. Second, the order requires us to provide enhanced emergency dialing capabilities, or E-911, to all of our customers by November 28, 2005. Under the terms of the order, we are required to use the dedicated wireline E-911 network to transmit customers' 911 calls, callback number and customer-provided location information to the emergency authority serving the customer's specified location.

Effective the filing of this prospectus, we have complied with all of these FCC requirements.

International Regulation

The regulation of VoIP services is evolving throughout the world. The introduction and proliferation of VoIP services have prompted many countries to reexamine their regulatory policies. Some countries do not regulate VoIP services, others have taken a light-handed approach to regulation, and still others regulate VoIP services the same as traditional telephony. In some countries, VoIP services are prohibited. Several countries have recently completed or are actively holding consultations on how to regulate VoIP providers and services. We primarily provide VoIP services internationally in Canada.

Canadian Regulation

Classification and Regulation of VoIP Services.

The Telecommunications Act governs the regulation of providers of telecommunications services in Canada. We are considered a telecommunications service provider rather than a telecommunications common carrier.
Telecommunications service providers are subject to less regulation than telecommunications common carriers, but do have to comply with various regulatory requirements depending on the nature of their business.

On May 12, 2005, the Canadian regulator, the CRTC, stated that VoIP services permitting users to make local calls over the public switched telephone networks will be regulated by the same rules that apply to traditional local telephone services. Because we are not a telecommunications common carrier, we will not be subject to such regulation. Under the CRTC's decision, however, we are required to register as a local VoIP reseller in order to obtain access to certain services from other telecommunications providers.

The CRTC's May 12, 2005 decision provided that VoIP providers who are registered as local VoIP resellers will be able to obtain numbers and portability from Canadian local exchange carriers, but will not be able to obtain numbers directly from the Canadian Numbering Administrator or to have direct access to the local number portability database. The CRTC's decision also identified other obligations of VoIP providers, such as contributing to a national service fund, complying with consumer protection, data and privacy requirements, and providing access for the disabled. The details of these requirements have been referred to industry groups for further study. Certain aspects of the decision are the subject of pending appeals by other Canadian VoIP providers. We do not know what requirements will ultimately be imposed nor the potential cost that compliance may entail. The CRTC found that it is technically feasible for VoIP providers to support special services for hearing-impaired customers.

Effective the filing of this prospectus, we have complied with all CRTC requirements.

Provision of 911 Services.

On April 4, 2005, the CRTC released a ruling requiring certain providers of VoIP services, like us, to provide interim access to emergency services at a level comparable to traditional basic 911 services by July 3, 2005 or such later date as the CRTC may approve on application by a service provider. Under the interim solution adopted by the regulator for the provision of VoIP 911 services, customers of local VoIP services who dial 911 will generally be routed to a call center, where agents answer the call, verbally determine the location of the caller, and transfer the call to the appropriate emergency services agency. VoIP service providers are also required to notify their customers about any limitations on their ability to provide 911 services in a manner to be determined.

Since July 2005, Teliphone has complied with these regulations by partnering with a PSAP (Primary Service Access Point) which serves to verify the customer location and forward the call to the respective Municipal 9-1-1 center for assistance. This service therefore permits Teliphone's customers to have access to 9-1-1 services irrespective of their physical location, anywhere in the Continental US & Canada. This service is of significance as VoIP permits customers to utilize their phone anywhere a high-speed internet connection exists and can therefore be located outside of their local city when requiring 9-1-1 services.

Other Foreign Jurisdictions

Our operations in foreign countries must comply with applicable local laws in each country we serve. The communications carriers with which we associate in each country is licensed to handle international call traffic, and takes responsibility for all local law compliance. For that reason we do not believe that compliance with the laws of foreign jurisdictions will affect our operations or require us to incur any significant expense

Research and Development

The Company spent $120,531 in Research and Development activities during 2006 and $116,896 during 2005.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

The company has seven full time employees and two additional part time employees.

Managements Discussion and Analysis of Financial Condition and Plan of
Operations

The following discussion should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and the notes thereto and other financial information included elsewhere in this Annual Report on Form 10-KSB. This Annual Report, including the following Management's Discussion and Analysis, and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward-looking statements which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and are subject to risks, uncertainties, assumptions and other factors relating to our industry and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made in our Filings. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this report to reflect new events or circumstances unless and to the extent required by applicable law.


Plan of Operations

We were incorporated in Nevada under the name "OSK CAPITAL II CORP" in 1999. In April of 2005, we effectuated a merger and re-organization with Teliphone Inc., a Canadian Internet Telecommunications (VoIP or "Voice-Over-Internet-Protocol") Company. Teliphone Inc. is now a majority-owned subsidiary of our company and as such, our revenues are derived primarily from the sale of telecommunications services to retail clients.

The following trends have lead Management to believe that an enormous window of opportunity exists to enter the Retail Telecommunications Market:

      o Broadband Internet (also know as "High Speed Internet") has become more prevalent worldwide and therefore the number of people looking to use Internet-based telecommunications services is increasing.

      o In today's technology-driven society, consumers are constantly looking for innovative ways to reduce the costs for their telecommunications needs without sacrificing ease-of-use and convenience

      o The Internet has become the defacto standard for use by consumers to seek information, and as a result, the quantity of internet web site viewing has increased, producing opportunities for generating advertising revenues from the usage by consumers of a website.

The development of our Teliphone VoIP service permits us to sell telecommunications services to consumers who have a broadband internet connection. The service's innovative calling features permit these consumers to benefit from our value-added services such as enhanced voice-mail and international call forwarding services while reducing the cost of their telecommunications services compared with traditional residential and mobile phone charges.

The development of our callona.com website seeks to attract consumers on the internet who will look to utilize our web-based communications services, which will permit us to generate advertising and promotional revenues from other companies looking to advertise and promote their products to our callona.com users.

Since we launched our Teliphone services, we incurred costs principally related to the development of our proprietary software, acquisition of telecommunications and computer hardware and the rental fees associated with having voice channels that were part of the public switched telephone network
(PSTN), which permits our customers to make phone calls from their Teliphone device direct to any other phone number, be it a cellular-mobile phone or traditional wireline phone anywhere in the world. We have not yet officially launched our callona.com service, which has been in a prototype stage since the end of 2006. Since inception, we have invested approximately 1.5M$ to build our technology and market our products.

We initially marketed our Teliphone services at one re-seller's retail store in downtown Montreal, which has now expanded to sales points across the Central Canadian provinces of Ontario and Quebec, along with regions in India. We utilize our website, www.teliphone.us to sell to consumers in the USA.

For our 12 month projection of financing needs, we conservatively estimate a constant level of revenue growth which is consistent with the rate of growth that we've experienced over the last 24 months. We consider this scenario in such a way that we do not receive any of the proceeds of the offering outlined in this registration statement. For the next 12 months, we anticipate our cash needs to be the following:


                                               PROJECTED PLAN OF OPERATIONS AND 12 MONTH CASH REQUIREMENTS

                                                 Mar-07    Apr-07    May-07     Jun-07    Jul-07    Aug-07
OPERATING REVENUES
  Revenues                                       43,333    44,417    45,527     46,665    47,832    49,028

COST OF REVENUES
  Purchases and cost of VoIP services            35,815    36,173    36,535     36,901    37,270    37,642
       Total Cost of Revenues

GROSS (LOSS)                                      7,518     8,243     8,992      9,765    10,562    11,385

OPERATING EXPENSES
   Selling and promotion                            320       320       320        320       320       320
   Administrative wages                          12,936    12,936    12,936     12,936    12,936    12,936
   Professional and consulting fees               3,060     3,060     3,060      3,060     3,060     3,060
   Other general and administrative expenses      4,059     4,059     4,059      4,059     4,059     4,059
   Depreciation                                   7,967     7,967     7,967      7,967     7,967     7,967
       Total Operating Expenses                  28,342    28,342    28,342     28,342    28,342    28,342

LOSS BEFORE OTHER INCOME (EXPENSE)              -20,824   -20,099   -19,350    -18,577   -17,780   -16,957

OTHER INCOME (EXPENSE)
   Interest expense                              -3,788    -3,788    -3,788     -3,788    -3,788    -3,788
       Total Other Income (Expense)              -3,788    -3,788    -3,788     -3,788    -3,788    -3,788

NET LOSS BEFORE MINORITY INTEREST AND
  PROVISION FOR INCOME TAXES                    -24,612   -23,887   -23,138    -22,366   -21,568   -20,745

NET OF DEPRECIATION                             -32,579   -31,854   -31,105    -30,333   -29,535   -28,712

CUMULATIVE CASH REQUIREMENTS                    -32,579   -64,433   -95,539   -125,872  -155,407  -184,119



                                                PROJECTED PLAN OF OPERATIONS AND 12 MONTH CASH REQUIREMENTS

                                                 Sep-07    Oct-07    Nov-07     Dec-07    Jan-08    Feb-08
OPERATING REVENUES
  Revenues                                       50,253    51,510    52,797     54,117    55,470    56,857

COST OF REVENUES
  Purchases and cost of VoIP services            38,019    38,399    38,783     39,171    39,562    39,958
       Total Cost of Revenues

GROSS (LOSS)                                     12,235    13,111    14,015     14,947    15,908    16,899

OPERATING EXPENSES
   Selling and promotion                            320       320       320        320       320       320
   Administrative wages                          12,936    12,936    12,936     12,936    12,936    12,936
   Professional and consulting fees               3,060     3,060     3,060      3,060     3,060     3,060
   Other general and administrative expenses      4,059     4,059     4,059      4,059     4,059     4,059
   Depreciation                                   7,967     7,967     7,967      7,967     7,967     7,967
       Total Operating Expenses                  28,342    28,342    28,342     28,342    28,342    28,342

LOSS BEFORE OTHER INCOME (EXPENSE)              -16,107   -15,231   -14,327    -13,395   -12,434   -11,443

OTHER INCOME (EXPENSE)
   Interest expense                              -3,788    -3,788    -3,788     -3,788    -3,788    -3,788
       Total Other Income (Expense)              -3,788    -3,788    -3,788     -3,788    -3,788    -3,788

NET LOSS BEFORE MINORITY INTEREST AND
  PROVISION FOR INCOME TAXES                    -19,896   -19,020   -18,116    -17,184   -16,222   -15,231

NET OF DEPRECIATION                             -27,863   -26,987   -26,083    -25,151   -24,189   -23,198

CUMULATIVE CASH REQUIREMENTS                   -211,981  -238,968  -265,050   -290,201  -314,390  -337,589

We will continue to cover our cash shortfalls through debt with affiliated parties. In the event that we do not have a significant increase in revenues and we do not raise sufficient capital in our current offering as detailed in our SB-2/A, we will be unable to sustain our operations for more than 3 months due to our current on-hand cash position and current level of monthly revenues.


Results of Operations

Fiscal Year End September 30, 2006

On The Company's balance sheet as of September 30, 2006, the Company had assets consisting of accounts receivable in the amount of $25,712, income tax receivable (Canadian Research and Development Tax Credits) of $14,676, inventory of $11,034 and prepaid expenses of 125,279, but no cash. The Company has expended its cash in furtherance of its business plan, including primarily expenditure of funds to pay legal and accounting expenses, and has recorded the full value of the stock issued for services as a general, selling, and administrative expense. Consequently, the Company's balance sheet as of September 30, 2006 reflects a deficit accumulated of ($1,414,778) and a stockholders deficit of ($668,912).

The Company recorded sales of $440,804 for the year ended September 30, 2006 as compared to $183,253 for the year ended September 30, 2005. This revenue was derived from the sale of $372,248 of VoIP hardware and services to Residential and Business Retail clients and $68,556 VoIP hardware and services to Wholesale customers. For the year ended September 30, 2005, all revenues were attributed to Retail Clients.


The Company's cost of sales were $454,712 for the year ended September 30, 2006 compared to $465,629 for the year ended September 30, 2005, primarily as a consequence of an increase in sales and related costs, specifically the cost of managing higher levels of traffic over our telecommunications network.

The Company's aggregate operating expenses were $655,860 for the year ended September 30, 2005 compared to $397,643 for the year ended September 30, 2005. In particular, there was a decrease in Selling and Promotion expenses from $130,924 to $16,960 as the company reduced its purchasing of promotional media and sales travel as it concentrated its sales in its local market. There was an increase in Administrative wages from $118,75 to $31,250 as the Company began to pay its subsidiary President as an employee instead of a consultant in June of 2006. There was an increase in Research and Development Wages from $116,896 to $120,531 as the company hired a new development employee in June of 2006 for its Research and Development activities. There was an increase in Professional and Consulting fees from $67,169 to $278,429 attributed to increase legal and audit costs for SEC and Sarbanes-Oxley Compliance. There was an increase in General and Administrative Expenses from $472,28 to $146,026 due to increased expenditures associated with the move of the company from its offices within the Company founder's basement and its offices in downtown Montreal. There was an increase in Depreciation Expenses from $23,551 to $62,664 attributed to the acquisition of additional computer equipment during the period.

As a result, the Company had a net loss of ($668,374) for the year ended September 30, 2006 (when considering a minority interest of $25,484) compared to a net loss of ($691,390) for the year ended September 30, 2005.

Three Months Ended December 31, 2006 Compared to Three Months Ended December 31, 2005
--------------------------------------------------------------------------------

The Company's condensed consolidated balance sheet as of the three months ended December 31, 2006, had assets consisting of accounts receivable in the amount of $20,813, income tax receivable (Canadian Research and Development Tax Credits) of $14,075, inventory of $17,687 and prepaid expenses of $115,057, fixed assets of $99,003, but no cash. The Company has expended its cash in furtherance of its business plan, including expenditure of funds to pay legal and accounting expenses. Consequently, the Company's condensed consolidated balance sheet as of ended December 31, 2006 reflects an accumulated deficit of ($1,468,627) and a stockholders' deficit of ($266,635).

The Company recorded sales of $129,234 for the three months ended December 31, 2006 as compared to $87,011 for the three months ended December 31, 2005. The increase in sales is primarily due to increased sales in the small business segment in our domestic market.

The Company's cost of sales were $100,083 for the three months ended December 31, 2006 as compared to $102,246 for the three months ended December 31, 2005, primarily as a consequence, in spite of an increase of sales, of a decrease in the cost of purchasing inventory. We have moved to outsourced fulfillment and provisioning of our device hardware and therefore stock inventory on an as needed basis in order to fulfill our re-seller demand.

The Company's aggregate operating expenses were $85,026 for the three months ended December 31, 2006 as compared to $50,753 for the three months ended December 31, 2005. In particular, there was a decrease in Selling and Promotion expenses from $1,869 to $961 as the company reduced its purchasing of promotional media and sales travel as it concentrated its sales in its local market. There was an increase in Salaries and Wages from $19,080 to $38,807 as the Company began to pay its subsidiary President as an employee instead of a consultant from June 2006 onwards and the Company hired an additional Research and Development employee in June of 2006. There was a decrease in Professional and Consulting fees from $12,334 to $9,181 attributed to a reduction of legal and compliance fees for the period. There was an increase in General and Administrative Expenses from $4,887 to $12,176 due to increased expenditures associated with the move of the company from its offices within the Company founder's basement and its offices in downtown Montreal. There was an increase in Depreciation Expenses from $12,583 to $23,901 attributed to the acquisition of additional computer equipment during the period.

As a result, the Company had a net loss of for the three months ended December 31, 2006 of ($55,524) as compared to ($65,569) for the three months ended December 31, 2005, primarily as a consequence of further reduction of costs attributed to our telecommunications network and our operating expenses along with an increase in sales in our domestic market.

Plan of Operations and Need for Additional Financing

The Company's plan of operations for most of 2007 and 2008 is to build a subscriber base of retail customers who purchase telecommunications services on a monthly basis, as well as wholesale technology and telecommunications solutions to Tier 1 & Tier 2 telecommunications companies.


Liquidity and Capital Resources


For the year ended September 30, 2006:

The Company used $316,303 in operating activities in 2006 compared to $652,515 in 2005. This change was attributable in large part to the increased expenditures to maintain our telecommunications network and related maintenance of its operation.

The Company used cash in investing activities of $855 compared to $75,450 used in 2005. This change was attributable to the Company's acquisition of telecommunications equipment in order to operate its services in 2005 that were not required to purchase again in 2006.

The Company had net cash provided by financing activities of $408,747 in 2006 compared to $697,917 in 2005. This change was primarily attributable to the receipt of advances from its parent company, United American Corporation.


For the period ending December 31, 2006:

The Company used $72,531 in operating activities for the period ending December 31, 2006 compared to $79,211 for the same period in 2005. This change was attributable in part by the reduction of inventories required to support sales, in part by the decrease in the net loss for the period compared to the year prior as well as a decrease in accounts payables.

The Company used cash in investing activities of $0 in 2006 compared to $11,314 used in 2005 for the period ending December 31. This change was attributable to the Company's acquisition of telecommunications equipment in order to operate its services in the period ending December 31, 2005 that were not required to purchase again during the same period in 2006.

The Company had net cash provided by financing activities of $80,112 for the period ending December 31, 2006 compared to $88,435 for the same period in 2005. This change was primarily attributable to the reduction of cash requirements from our former parent company, United American Corporation to sustain our operations.

In pursuing its business strategy, the Company may require additional cash for operating and investing activities. The Company expects future cash requirements, if any to be funded from operating cash flow and cash flow from financing activities.

The Company has undertaken a private placement of 20,000,000 of its shares of common stock at $0.25 per share. The Company anticipates proceeds of this offering to be approximately $450,568 should the minimum be raised to as high as $4,950,568 should the maximum be raised, after the payment of closing costs of approximately $49,432.


The Company anticipates utilizing these proceeds to continue to pursue and carry out its business plan, which includes marketing programs aimed at the promotion of the Company's services, hiring additional staff to distribute and find additional distribution channels, search for additional companies to bring under the corporate umbrella and enhance the current services the Company is providing, and compliance with Sarbanes - Oxley Section 404."


The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and at September 30, 2006 and 2005 had working capital deficits as noted above. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has been searching for new distribution channels to wholesale their services to provide additional revenues to support their operations. In addition, the Company entered into a letter of intent with Intelco Communications that can save them operating costs in addition to providing support services. On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, and majority shareholder of the Company prior to United American Corporation's stock dividend that took place effective October 30, 2006 into 1,699,323 shares of the Company's common stock. In December 2006, the Company issued a resolution to issue the remaining 171 fractional shares related to United American Corporation's spin-off of the corporation and pro-rata distribution of United Ameircan Corporation's holding of the Company's common stock to its shareholders. Those shares were issued prior to December 31, 2006 and distributed to shareholders. The $300,000 remaining on the loan has become interest bearing at 12% per annum on August 1, 2006, payable monthly with a maturity date of August 1, 2009. There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues to sustain its operations, thus the company is submitting this registration statement on Form SB-2 to raise additional capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

Critical Accounting Policies and Estimates
------------------------------------------

Management's Discussion and Analysis of Financial Conditions and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 R (As amended) Accounting for Stock-Based Compensation. This statement is a revision of FASB Statement No 123 and supersedes APB Opinion No. 25,Accounting for Stock Issued to Employees, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. For public entities that are not small business issuers, the implementation of this Statement is required as of the beginning of the first interim or annual reporting period after June 15, 2005. For public entities that are small business issuers, the implementation of this Statement, is required as of the beginning of the first interim or annual reporting period after December 18, 2005. Management is required to implement this Statements beginning in fiscal year beginning on January 1, 2006 and they are currently evaluating the impact of implementation of this Statement on the Company.

Use of Estimates
----------------


The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Inventories
-----------

Inventories are stated at the lower of cost to purchase and/or manufacture the inventory or the current estimated market value of the inventory. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and/or our ability to sell the products and production requirements. Demand for the our products can fluctuate significantly. Factors which could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by customers and/or continued weakening of economic conditions. Additionally, our estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. Our estimates are based upon our understanding of historical relationships which can change at anytime.

Fair Value of Financial Instruments (other than Derivative Financial
Instruments)


The carrying amounts reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company's weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

Currency Translation
--------------------

For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company's functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the years ended September 30, 2006 and 2005, the Company recorded approximately ($63,351) and $44,197 in transaction gains (losses) as a result of currency translation. For the three months ended December 31, 2006 and 2005, the Company recorded approximately ($1,675) and $2,090 in transaction gains (losses) as a result of currency translation.


Revenue Recognition
-------------------

Operating revenues consists of telephony services revenue and customer equipment (which enables the Company's telephony services) and shipping revenue. The point in time at which revenue is recognized is determined in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, and Emerging Issues Task Force Consensus No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) ("EITF No. 01-9"). When the Company emerged from the development stage with the acquisition of Teliphone Inc. they began to recognize revenue from their VoIP Telephony services when the services were rendered and customer equipment purchased as follows:


VoIP Telephony Services Revenue
-------------------------------

The Company realizes VoIP telephony services revenue through sales by two distinct channels; the Retail Channel (Customer purchases their hardware from a Retail Distributor and the Company invoices the customer direct) and the Wholesale Channel (Customer purchases their hardware from the Wholesaler and the Company invoices the Wholesaler for usage by the Wholesaler's customers collectively).

Substantially all of the Company's operating revenues are telephony services revenue, which is derived primarily from monthly subscription fees that customers are charged under the Company's service plans. The Company also derives telephony services revenue from per minute fees for international calls and for any calling minutes in excess of a customer's monthly plan limits.

      Retail Channel

Monthly subscription fees are automatically charged to customers' credit cards in advance and are recognized over the following month when services are provided.

Revenue generated from international calls and from customers exceeding allocated call minutes under limited minute plans is charged to the customer's credit cards in advanced in small increments and are recognized over the following month when the services are provided.

The Company generates revenues from shipping equipment direct to customers and our re-seller partners. This revenue is considered part of the VoIP service revenues.

The Company does not charge initial activation fees associated with the service contracts in the Retail Channel. The Company generates revenues from disconnect fees associated with early termination of service contracts with Retail Customers. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed.

Prior to September 30, 2006 the Company generally charged a disconnect fee to Retail customers who did not return their customer equipment to the Company upon disconnection of service if the disconnection occurred within the term of the service contract. On October 1, 2006, the Company changed its disconnect policy. Upon cancellation of the service, a disconnect fee is charged only if the customer does not return their equipment to the Company. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed and are recognized upon receipt of the fee.

      Wholesale Channel

Monthly subscription fees are invoiced to Wholesale customers at the end of the month for the entirety of the services delivered during the month. Revenue for this period is therefore recognized at the time the Wholesaler is billed.

The Company generates revenue from initial activation fees associated with wholesale service contracts. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed and are recognized upon receipt of the fee.


There is no disconnection fee associated with a wholesale customer.

The Company generates revenues from shipping equipment direct to wholesale customers. This revenue is considered part of the VoIP service revenues.

Customer Equipment

      Retail Channel

For retail sales, the equipment is sold to re-sellers at a subsidized price below that of cost and below that of the retail sales price. The customer purchases the equipment at the retail price from the retailer. The Company recognizes this revenue utilizing the guidance set forth in EITF 00-21, "Revenue Arrangements with Multiple Deliverables".

Under a retail agreement, the cost of the equipment is recognized as deferred revenue, and amortized over the length of the service agreement. Upon satisfying the minimum service requirements the equipment charges are refunded through subsequent billings netting out this charge against service charges. Upon refund, the deferred revenue is fully amortized.

Customer equipment expense is recorded to direct cost of goods sold when the hardware is initially purchased from our suppliers.

The Company also provides rebates to retail customers who purchase their customer equipment from retailers and satisfy minimum service period requirements. These rebates are recorded as a reduction of revenue over the minimum service period based upon the actual rebate coupons received from customers and whose accounts are in good standing.

      Wholesale Channel

For wholesale customers, the equipment is sold to wholesalers at the Company's cost price plus mark-up. There are no rebates for equipment sold to wholesale customers and the Company does not subsidize their equipment sales. The Company recognizes revenue from sales of equipment to wholesale customers as billed.

Commissions Paid to Retail Distributors
---------------------------------------

Commissions paid to Retail Distributors are sales and marketing expenses and are recognized during the period where the commissions are paid.

Commissions Paid to Wholesalers
-------------------------------

Commissions paid to wholesalers is recognized as a cost of sales due to the Company receiving an identifiable benefit in exchange for the consideration, and the Company can reasonably estimate the fair value of the benefit identified. The Company receives the following identifiable benefit in exchange for the commissions paid:

o The Wholesaler assumes the cost of billing and collections direct with the customer
o     The Wholesaler assumes the costs of customer support

This cost of sale is recognized when the service is provided to the Wholesaler. Should the consideration paid by the Company exceed the fair value of the benefit received, that amount would be reflected as a reduction of revenue when recognized in the Company's statement of operation.

Accounts Receivable
-------------------

The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral.

Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $4,431 at December 31, 2006.


Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Income Taxes
------------

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect for years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Investment Tax Credits
----------------------


The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated $14,075 in investment tax credits as of December 31, 2006.

Convertible Instruments
-----------------------

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments
--------------------------------

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Advertising Costs
-----------------

The Company expenses the costs associated with advertising as incurred. Advertising expenses for the three months ended December 31, 2006 and 2005 are included in general and administrative expenses in the condensed consolidated statements of operations.

Fixed Assets
------------

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles
- 3 years, computer equipment - 3 years, and furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

Impairment of Long-Lived Assets
-------------------------------

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

(Loss) Per Share of Common Stock
--------------------------------

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:


                                                December 31,        December 31,
                                                    2006                2005
                                               ------------        ------------

Net loss                                       $    (53,849)       $    (67,659)
                                               ------------        ------------

Weighted-average common shares
Outstanding (Basic)                              33,113,900          31,089,520

Weighted-average common stock
Equivalents
     Stock options                                       --                  --
     Warrants                                            --                  --
                                               ------------        ------------

Weighted-average common shares
Outstanding (Diluted)                            33,113,900          31,089,520
                                               ============        ============

The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

Stock-Based Compensation
------------------------

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005. The Company has adopted the provisions of SFAS 123R for its fiscal year ended September 30, 2006. The adoption of this principle had no effect on the Company's operations.


On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.


The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Segment Information
-------------------

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the Company treats these items as one component, therefore has not segregated their business.

Reclassifications
-----------------

The Company has reclassified certain amounts in their condensed consolidated statement of operations for the three months ended December 31, 2005 to conform with the December 31, 2006 presentation. These reclassifications had no effect on the net loss for the three months ended December 31, 2005.

Recent Accounting Pronouncements
--------------------------------

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, "Accounting for Certain Hybrid Instruments" ("SFAS 155"). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company has determined that SFAS 155 will not have a material impact on its condensed consolidated financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 is a replacement of APB No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has restated its consolidated financial statements for its prior year due to a correction of an error. The impact of those restatements are noted in Note 11 to these condensed consolidated financial statements.

In September 2006, the FASB issued SFAS 157, "Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company's financial statements.

In February 2007, the FASB issued FAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", ("FAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company's financial statements.

In September 2006, the United States Securities and Exchange Commission ("SEC") issued SAB 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its financial statements.

Description of Property.

The Company's executive offices are currently located at 4150 Ste-Catherine Street West, suite 200, Montreal, PQ, Canada, H3Z 0A1. The 1000 square foot office space is rented at a base rent of $2,500 per month, however this is supplied by Intelco Communication as part of the July 2006 agreement for investment in Teliphone Inc. by Intelco Communications and 3908913 Canada Inc. As a result, from August 1, 2006 to July 31, 2007, The Company will not be required to actually pay the rental fee, as it represents part of the investment by 3908913 and Intelco into Teliphone Inc's working capital requirements. In addition, under agreement with Peer 1 Networks, a data center and co-location facility, we rent 2 cabinets of space for our main telecommunications network equipment located at 1080 Beaver Hall, suite 1512, Montreal, PQ, Canada H2Z 1S2.

Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a minimum of 2,000,000 shares and a maximum of 20,000,000 shares.

Effective April 28, 2005, the Company effected the reverse merger and reorganization with Teliphone Inc., a Canadian company. As OSK Capital II, Corp. was a blank check company 3,426,000 shares will be eligible for resale under rule 144 on April 28, 2006, one year from the date of the merger with OSK although such 3,216,000 are subject to the limitations placed on shares that would be subject to the comments from Kenneth Worm to Richard Wolffe.

Holders

As of February 19th, 2007 there were one hundred and sixty-nine (169) holders of record of our common stock.

Executive Compensation.

The following table sets forth the information, on an accrual basis, with respect to the compensation of our executive officers for the three years ended September 30, 2006.


                                                                                     Long Term Compensation
                                                              --------------------------------------------------------------------
                                                                                                              Payouts
                                                                                                ----------------------------------
                                                                           Awards                Securities
                                      Annual  Compensation    -------------------------------    Underlying              All Other
                                     ----------------------   Other Annual   Restricted Stock   Options/SARs     LTIP     Compen-
   Name and Principal Position       Year    Salary   Bonus   Compensation       Award (s)           (#)       Payouts    sation
--------------------------------     ----   -------   -----   ------------   ----------------   ------------   -------   --------
GEORGE METRAKOS
President, Chief                     2006   $52,501     --         --                   --           --           --         --
Executive Officer, CFO               2005   $48,000     --         --              961,538           --           --         --
  and Principal Accounting Officer
  Director
                                     2004   $ 4,000     --         --                                --
Robert Cajolet                       2006        --     --         --                   --           --           --         --
Former Director                      2005        --     --         --            1,250,000           --           --         --
Resigned Nov. 28, 2006               2004        --     --         --                   --           --           --         --



Employment Agreements

George Metrakos, Chairman, CEO, CFO, Principal Accounting Officer and President

George Metrakos is compensated $52,501 annually by the Company's subsidiary Teliphone Inc. He does not currently receive any compensation from the Company. Effective April 28, 2005, he was awarded 961,538 shares of restricted stock of the corporation. These were provided to him from his 3.9% ownership of Teliphone Inc. prior to the combination. These shares are issued to Metratech Business Solutions Inc., a Canadian company wholly owned by George Metrakos. (His additional holdings of 77,260, also issued to Metratech Business Solutions Inc., were provided through his ownership position in United American Corporation, prior to United American Corporation's spin-off of the Company in October, 2006.)

Effective only once the common stock of the Company is trading over the counter, it has been agreed that George Metrakos will receive 75,000 options on a quarterly basis at a value equivalent to the last 22 trading days stock value. This stock option plan has not been formalized or disclosed as of the date of this filing. It is anticipated that George Metrakos' annual base salary will increase to $120,000 per year. This will be as a combination of salaries as President of the subsidiary Teliphone Inc. and as CEO, CFO, Principal Accounting Officer and Director of the Company.


                              PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. The officers that will be selling the common shares are:

o     George Metrakos, President, CEO, CFO and Chairman


At this time we do not have any commitments, agreements or understandings with any broker/dealers nor have we have not entered into negotiations with any broker-dealer to offer or sell the securities for the company. Although we plan to have our officers sell the common shares on a self-underwritten basis, in the event we retain any broker/dealers to assist in the offer and sell of shares of our common stock we will update this prospectus accordingly.

In order to buy shares you must complete and execute the subscription agreement and return it to our escrow agent Joseph I. Emas Esq at 1224 Washington Ave, Miami Beach, Florida 33139. Payment of the purchase price must be made by check payable to the order of "Joseph I. Emas, P.A.: with a memo "to the benefit of Teliphone Corp." The check may be delivered directly to 1224 Washington Ave, Miami Beach, Florida 33139, telephone 305-531-1174, or to us at St-Catherine St. West, Westmount (Montreal), Quebec Canada, H3Z 0A1. Any subscription funds we receive will be delivered to the Escrow Agent by no later than noon of the business day following receipt.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.    The person is not statutorily disqualified, as that term is defined in
      Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs
      (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are, and will continue to be, our officers and directors at the end of the offering, and have not been, during the last twelve months, and are currently not, broker/dealers or associated with broker/dealers. They have not, nor will not, participate in the sale of securities of any issuer more than once every twelve months. After our registration statement is declared effective by the SEC we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at meetings and to our friends and relatives who are interested in us and a possible investment in the offering.


We intend to sell our shares in the United States of America, and/or offshore. Our officers will offer shares to parties with which they have a pre-existing relationship or parties that are referred to them by parties with which they have a pre-existing relationship. No compensation will be provided to any third party nor will we be advertising or using any form of general solicitation.

We are also registering the shares of our common stock covered by this prospectus for the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes the donees, transferees or others who may later hold the Selling Shareholder's interests. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders are required to sell their shares at $0.25 per share until our securities are quoted on the OTC Bulletin Board. There can be no assurances that we be listed on the OTC Bulletin Board.


Once our securities are quoted on the OTC Bulletin Board, the Selling Shareholders may, from time to time, sell all or a portion of its shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

o a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,

o purchases by a broker or dealer, as principal, and resale by such broker or dealer for its account pursuant to this prospectus,

o ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market makers,

o transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

o     privately-negotiated transactions.

In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the shares, or both. We have advised the Selling Shareholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales in the market and have informed it that it must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any Selling Shareholders and broker-dealers with respect to the sale of the shares of common stock.

Any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation.

At a time a particular offer of shares is made by a Selling Shareholders, a prospectus supplement, if required, will be distributed that sets forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from a Selling Shareholders and any other required information.

To the extent that any successor(s) to the named Selling Shareholders wishes to sell under this prospectus, we have advised Selling Shareholders that a prospectus supplement identifying such successor(s) as selling securities holders must be filed in order for the successor(s) to the named Selling Shareholders to sell their securities under this prospectus.

In connection with distributions of a Selling Shareholder's shares, or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or others, prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. A Selling Shareholders may also:

o enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

o pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

We have advised the Selling Shareholders that open positions in shares of common stock covered by this prospectus prior to the registration statement, of which this prospectus is a part, being declared effective by the U.S. Securities and Exchange Commission may constitute a violation of Section 5 of the Securities Act of 1933. Each of the Selling Shareholders advised us that it did not have an open position in the common stock covered by this prospectus at the time of its response to our inquiry.

In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

The Selling Shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the Selling Shareholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for a Selling Shareholders or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the Selling Shareholders or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

We will receive none of the proceeds from the sale of the shares of common stock by the Selling Shareholders.


We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the Selling Shareholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. The Selling Shareholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of its shares of common stock.


We cannot assure you, however, that the Selling Shareholders will sell all or any of the shares of common stock they may offer. In order to comply with state securities laws, if applicable, the securities will be sold only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulation of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution

We will register as broker-dealer under the state laws of all states where we are offering these securities and such registration is required.

Our officers, directors, employees and affiliates may purchase shares offered under this prospectus:

o no offers were made to our officers, directors, employees and affiliates prior to the filling of the registration statement;

o     subsequent offers will be made only with the prospectus; and

o no funds have or will be committed or paid by our officers, directors, employees and affiliates prior to effectiveness of the registration statement.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Selling Shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Shareholders' pro rata share of the underwriting discounts and commissions, if any, which are to be paid by the Selling Shareholders.

Should any substantial change occur regarding the status or other matters concerning the Selling Shareholders, we will file a Rule 424(b) prospectus disclosing such matters.


As we will be offering securities at a time when our selling shareholders may be reselling their shares of common stock , this may adversely effect our ability to complete our offering.


PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses, and subsequently confirms to the customer, current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of, or prior to, the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements. Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, contact the NASD's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              TELIPHONE CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS
              YEAR ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                         PAGE(S)
                                                                         -------

Report of Independent Registered Public Accounting Firm                       1

Consolidated Balance Sheet as of September 30, 2006                           2

Consolidated Statements of Operations and Comprehensive Income (Loss)
  for the Years Ended  September 30, 2006 and 2005                            3

Consolidated Statement of Changes in Stockholders' Deficit for the
  Years Ended September 30, 2006 and 2005                                     4

Consolidated Statements of Cash Flows for the Years Ended
  September 30, 2006 and 2005                                                 5

Notes to Consolidated Financial Statements                                 6-24

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Teliphone Corp.
(formerly OSK Capital II Corporation)
Montreal, Quebec CANADA

I have audited the accompanying consolidated balance sheet of Teliphone Corp. (formerly OSK Capital II Corporation) (the "Company") as of September 30, 2006 and the related consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the years ended September 30, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. I was not engaged to perform an audit of the Company's internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teliphone Corp. (formerly OSK Capital II Corporation) as of September 30, 2006, and the results of its consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the years ended September 30, 2006 and 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Michael Pollack CPA
                                        ----------------------------
                                            Cherry Hill, NJ
                                            December 8, 2006

                              TELIPHONE CORPORATION
                      (FORMERLY OSK CAPITAL II CORPORATION)
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2006


                                     ASSETS
                                     ------

                                                                          US $
                                                                    -----------

Current Assets:
  Cash and cash equivalents                                         $        --
  Accounts receivable, net                                               25,712
  Investment tax credit receivable                                       14,676
  Inventory                                                              11,034
  Prepaid expenses and other current assets                             125,279
                                                                    -----------

    Total Current Assets                                                176,701
                                                                    -----------

  Fixed assets, net of depreciation                                     100,707
                                                                    -----------

TOTAL ASSETS                                                        $   277,408
                                                                    ===========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                     ---------------------------------------

LIABILITIES
Current Liabilities:
  Bank overdraft                                                    $     7,667
  Deferred revenue                                                        8,290
  Related party loans and advances                                      480,655
  Liability for stock to be issued                                      165,000
  Accounts payable and accrued expenses                                 155,028
                                                                    -----------
      Total Current Liabilities                                         816,640
                                                                    -----------
      Total Liabilities                                                 816,640
                                                                    -----------

Minority interest                                                       129,680
                                                                    -----------

STOCKHOLDERS' (DEFICIT)
  Common stock, $.001 Par Value; 125,000,000 shares authorized
    and 32,893,843 shares issued and outstanding                         32,894
  Additional paid-in capital                                            733,816
  Accumulated deficit                                                (1,414,778)
  Accumulated other comprehensive income (loss)                         (20,844)
                                                                    -----------
      Total Stockholders' (Deficit)                                    (668,912)
                                                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                       $   277,408
                                                                    ===========

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                               US$
                                                      2006             2005
                                                  ------------     ------------
OPERATING REVENUES
  Revenues                                        $    440,804     $    183,253
                                                  ------------     ------------
COST OF REVENUES
  Inventory, beginning of period                        32,468           25,134
  Purchases and cost of VoIP services                  433,278          472,963
  Inventory, end of period                             (11,034)         (32,468)
                                                  ------------     ------------
       Total Cost of Revenues                          454,712          465,629
                                                  ------------     ------------
GROSS (LOSS)                                           (13,908)        (282,376)
                                                  ------------     ------------
OPERATING EXPENSES
   Selling and promotion                                16,960          130,924
   Administrative wages                                 31,250           11,875
   Research and development wages                      120,531          116,896
   Professional and consulting fees                    278,429           67,169
   Other general and administrative expenses           146,026           47,228
   Depreciation                                         62,664           23,551
                                                  ------------     ------------
       Total Operating Expenses                        655,860          397,643
                                                  ------------     ------------
LOSS BEFORE OTHER INCOME (EXPENSE)                    (669,768)        (680,019)
OTHER INCOME (EXPENSE)
   Loss on disposal of fixed assets                     (1,654)              --
   Interest expense                                    (22,436)         (11,371)
                                                  ------------     ------------
       Total Other Income (Expense)                    (24,090)         (11,371)
                                                  ------------     ------------
NET LOSS BEFORE MINORITY INTEREST AND
  PROVISION FOR INCOME TAXES                          (693,858)        (691,390)
Minority interest                                       25,484               --
                                                  ------------     ------------
NET LOSS BEFORE PROVISION FOR INCOME TAXES            (668,374)        (691,390)
Provision for Income Taxes                                  --               --
                                                  ------------     ------------
NET LOSS APPLICABLE TO COMMON SHARES              $   (668,374)    $   (691,390)
                                                  ============     ============
NET LOSS PER BASIC AND DILUTED SHARES             $      (0.02)    $      (0.02)
                                                  ============     ============
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                              31,287,254       28,560,882
                                                  ============     ============

COMPREHENSIVE INCOME (LOSS)
     Net loss                                     $   (668,374)    $   (691,390)
     Other comprehensive income (loss)
         Currency translation adjustments              (63,351)          44,197
                                                  ------------     ------------
Comprehensive income (loss)                       $   (731,725)    $   (647,193)
                                                  ============     ============

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                                                   US$
                                                                                                       Accumulated
                                                                        Additional                        Other
                                               Common Stock              Paid-in       Accumulated     Comprehenisve
                                           Shares         Amount         Capital         Deficit       Income (Loss)       Total
                                         -----------    -----------    -----------     -----------     -----------     -----------
Balance September 30, 2004                27,010,000    $    27,010    $   (26,931)    $   (29,530)    $    (1,690)    $   (31,141)

Recapitalization                           3,416,000          3,416        (15,875)             --              --         (12,459)

Common stock issued in conversion of         663,520            664        331,096              --              --         331,760
  debentures

Net loss for the year, as previously              --             --             --        (691,390)        (38,153)       (729,543)
  reported

Prior period adjustment                           --             --             --              --          82,350          82,350
                                         -----------    -----------    -----------     -----------     -----------     -----------

Net loss for the year, as restated                --             --             --        (691,390)         44,197        (647,193)
                                         -----------    -----------    -----------     -----------     -----------     -----------

Balance September 30, 2005                31,089,520         31,090        288,290        (720,920)         42,507        (359,033)

Common stock issued for services             105,000            105         26,145              --              --          26,250

Common stock issued in conversion          1,699,323          1,699        419,381              --              --         421,080
  of debt

Net loss for the year                             --             --             --        (693,858)        (63,351)       (757,209)
                                         -----------    -----------    -----------     -----------     -----------     -----------

                                          32,893,843    $    32,894    $   733,816     $(1,414,778)    $   (20,844)    $  (668,912)
                                         ===========    ===========    ===========     ===========     ===========     ===========

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                                                   US$
                                                                           2006          2005
                                                                         ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                              $(668,374)    $(691,390)
                                                                         ---------     ---------
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation                                                           62,664        23,551
     Common stock issued for services                                       26,250            --
     Loss on disposal of fixed assets                                        1,654            --
     Provision for bad debts                                                (2,645)        7,264
  Changes in assets and liabilities
     (Increase) decrease in accounts receivable                             39,996       (64,067)
     (Increase) decrease in investment tax credit receivable                 1,826       (16,502)
     (Increase) decrease in inventory                                       21,434        (7,334)
     (Increase) decrease in prepaid expenses and other current assets       21,705       (22,621)
     Increase in deferred revenues                                           8,290            --
     Increase in liability for stock to be issued                          165,000            --
     Increase in accounts payable and
       and accrued expenses                                                  5,897       118,584
                                                                         ---------     ---------
     Total adjustments                                                     352,071        38,875
                                                                         ---------     ---------
     Net cash (used in) operating activities                              (316,303)     (652,515)
                                                                         ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of fixed assets                                               (855)      (75,450)
                                                                         ---------     ---------
      Net cash (used in) investing activities                                 (855)      (75,450)
                                                                         ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITES
    Increase in bank overdraft                                                 523         7,144
    Proceeds from loan payable                                                  --         4,374
    Proceeds from loan payable - related parties, net                      408,224       354,639
    Proceeds from convertible debentures                                        --       331,760
                                                                         ---------     ---------
       Net cash provided by financing activities                           408,747       697,917
                                                                         ---------     ---------
Effect of foreign currencies                                               (91,589)       30,048
                                                                         ---------     ---------
NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                                   --            --

CASH AND CASH EQUIVALENTS -
    BEGINNING OF YEAR                                                           --            --
                                                                         ---------     ---------
CASH AND CASH EQUIVALENTS - END OF YEAR                                  $      --     $      --
                                                                         =========     =========
CASH PAID DURING THE YEAR FOR:
    Interest expense                                                     $  11,993     $  10,345
                                                                         =========     =========
SUPPLEMENTAL NONCASH INFORMATION:

    Equipment acquired from related party loan payable                   $      --     $ 104,500
                                                                         =========     =========
    Conversion of debentures into shares of common stock                 $      --     $ 331,760
                                                                         =========     =========
    Conversion of related party debt into shares of common stock         $ 421,080     $      --
                                                                         =========     =========
    Prepaid expenses for investment in Telephone, Inc., net              $ 124,363     $      --
                                                                         =========     =========

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
                   NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2006 AND 2005

NOTE 1-  ORGANIZATION AND BASIS OF PRESENTATION

      Teilphone Corp. (formerly OSK Capital II Corporation) (the "Company") was incorporated in the State of Nevada on March 2, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company.

      Teliphone, Inc. was founded by its original parent company, United American Corporation, a publicly traded Florida Corporation, in order to develop a Voice-over-Internet-Protocol (VoIP) network which enables users to connect an electronic device to their internet connection at the home or office which permits them to make telephone calls to any destination phone number anywhere in the world. VoIP is currently growing in scale significantly in North America. Industry experts predict the VoIP offering to be one of the fastest growing sectors from now until 2009. This innovative new approach to telecommunications has the benefit of drastically reducing the cost of making these calls as the distances are covered over the Internet instead of over dedicated lines such as traditional telephony.

      Prior to its acquisition by the Company, Teliphone Inc. had grown primarily in the Province of Quebec, Canada through the sale of its product offering in retail stores and over the internet. For this distribution channel, the Company typically pays a 25% commission to the distributor who shares this with the re-seller.

      In addition to the retail services provided, Teliphone Inc. also sells to wholesalers. Wholesalers typically receive approximately a 35% commission on such sales, however, the wholesaler re-bills these services to their customers and provide the necessary customer support to their customers directly. This sector has grown this year for the Company and the Company will look to add further distribution channels to other sectors of the world, commencing with India in fiscal year 2007.

      On August 21, 2006, OSK Capital II Corporation formerly changed its name to Teliphone Corp.

      As discussed in Note 11, the consolidated financial statements for the year ended September 30, 2005 have been restated to correct an error in the accumulated other comprehensive income (loss) with respect to the calculation of the foreign currency gains and losses, as well as to correct the accounting treatment for the recapitalization that occurred April 28, 2005.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 1-  ORGANIZATION AND BASIS OF PRESENTATION CONTINUED)

      Going Concern

      As shown in the accompanying consolidated financial statements the Company has incurred recurring losses of $668,374 and $691,390 for the years ended September 30, 2006 and 2005, and has a working capital deficiency of $639,939 as of September 30, 2006. The Company has been searching for new distribution channels to wholesale their services to provide additional revenues to support their operations. In addition, the Company entered into a letter of intent with Intelco Communications that can save them operating costs in addition to providing support services; however, this has not had an impact on the current year operations. The Company successfully reduced approximately $400,000 of related party debt as this was converted into additional shares of the Company's stock in August 2006. There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues to sustain its operations, however the Company has recently submitted a registration statement of Form SB-2 to raise additional capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

      Management believes that the Company's capital requirements will depend on many factors. These factors include the increase in sales through existing channels as well as Teliphone's ability to continue to expand its distribution points and leveraging its technology into the commercial small business segments. Teliphone's strategic relationships with telecommunications interconnection companies, internet service providers and retail sales outlets has permitted the Company to achieve consistent monthly growth in acquisition of new customers. Additionally, the Company sold approximately 25% of Teliphone to the parent company of Intelco Communications which will bring further opportunity and working capital to the Company.

      The Company will look to further develop its existing relationship with its wholesaler in India in order to take advantage of the strong growth in demand for its VoIP products worldwide.

      In the near term, the Company will look to complete the registration process to effectiveness and completes its offering. The Company's ability to continue as a going concern for a reasonable period is dependent upon management's ability to raise additional interim capital and, ultimately, achieve profitable operations. There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

      The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and all of its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. All minority interests have been reflected herein.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

      Comprehensive Income

      The Company adopted Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

      Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

      Inventory

      Inventory is valued at the lower of cost or market determined on a first-in-first-out basis. Inventory consisted only of finished goods.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Fair Value of Financial Instruments (other than Derivative Financial Instruments)

      The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company's weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

      Currency Translation

      For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company's functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the years ended September 30, 2006 and 2005, the Company recorded approximately ($63,351) and $44,197 in transaction gains (losses) as a result of currency translation.

      Research and Development

      The Company annually incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.

      Revenue Recognition

      Operating revenues consists of telephony services revenue and customer equipment (which enables the Company's telephony services) and shipping revenue. The point in time at which revenue is recognized is determined in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, and Emerging Issues Task Force Consensus No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) ("EITF No. 01-9"). When the Company emerged from the development stage with the acquisition of Teliphone Inc. they began to recognize revenue from their VoIP Telephony services when the services were rendered and customer equipment purchased as follows:

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition (Continued)

      VoIP Telephony Services Revenue

      The Company realizes VoIP telephony services revenue through sales by two distinct channels; the Retail Channel (Customer purchases their hardware from a Retail Distributor and the Company invoices the customer direct) and the Wholesale Channel (Customer purchases their hardware from the Wholesaler and the Company invoices the Wholesaler for usage by the Wholesaler's customers collectively).

      Substantially all of the Company's operating revenues are telephony services revenue, which is derived primarily from monthly subscription fees that customers are charged under the Company's service plans. The Company also derives telephony services revenue from per minute fees for international calls and for any calling minutes in excess of a customer's monthly plan limits.

            Retail Channel

      Monthly subscription fees are automatically charged to customers' credit cards in advance and are recognized over the following month when services are provided.

      Revenue generated from international calls and from customers exceeding allocated call minutes under limited minute plans is charged to the customer's credit cards in advanced in small increments and are recognized over the following month when the services are provided.

      The Company generates revenues from shipping equipment direct to customers and our re-seller partners. This revenue is considered part of the VoIP service revenues.

      The Company does not charge initial activation fees associated with the service contracts in the Retail Channel. The Company generates revenues from disconnect fees associated with early termination of service contracts with Retail Customers. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed.

      Prior to September 30, 2006 the Company generally charged a disconnect fee to Retail customers who did not return their customer equipment to the Company upon disconnection of service if the disconnection occurred within the term of the service contract. On October 1, 2006, the Company changed its disconnect policy. Upon cancellation of the service, a disconnect fee is charged only if the customer does not return their equipment to the Company. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed and are recognized upon receipt of the fee.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition (Continued)

            Wholesale Channel

      Monthly subscription fees are invoiced to Wholesale customers at the end of the month for the entirety of the services delivered during the month. Revenue for this period is therefore recognized at the time the Wholesaler is billed. The Company generates revenue from initial activation fees associated with wholesale service contracts. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed and are recognized upon receipt of the fee. There is no disconnection fee associated with a wholesale customer. The Company generates revenues from shipping equipment direct to wholesale customers. This revenue is considered part of the VoIP service revenues.

      Customer Equipment

            Retail Channel

      For retail sales, the equipment is sold to re-sellers at a subsidized price below that of cost and below that of the retail sales price. The customer purchases the equipment at the retail price from the retailer. The Company recognizes this revenue utilizing the guidance set forth in EITF 00-21, "Revenue Arrangements with Multiple Deliverables".

      Under a retail agreement, the cost of the equipment is recognized as deferred revenue, and amortized over the length of the service agreement. Upon satisfying the minimum service requirements the equipment charges are refunded through subsequent billings netting out this charge against service charges. Upon refund, the deferred revenue is fully amortized.

      Customer equipment expense is recorded to direct cost of goods sold when the hardware is initially purchased from our suppliers.

      The Company also provides rebates to retail customers who purchase their customer equipment from retailers and satisfy minimum service period requirements. These rebates are recorded as a reduction of revenue over the minimum service period based upon the actual rebate coupons received from customers and whose accounts are in good standing.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition (Continued)

            Wholesale Channel

      For wholesale customers, the equipment is sold to wholesalers at the Company's cost price plus mark-up. There are no rebates for equipment sold to wholesale customers and the Company does not subsidize their equipment sales. The Company recognizes revenue from sales of equipment to wholesale customers as billed.

      Commissions Paid to Retail Distributors

      Commissions paid to Retail Distributors are sales and marketing expenses and are recognized during the period where the commissions are paid.

      Commissions Paid to Wholesalers

      Commissions paid to wholesalers is recognized as a cost of sales due to the Company receiving an identifiable benefit in exchange for the consideration, and the Company can reasonably estimate the fair value of the benefit identified. The Company receives the following identifiable benefit in exchange for the commissions paid:

      o The Wholesaler assumes the cost of billing and collections direct with the customer

      o     The Wholesaler assumes the costs of customer support

      This cost of sale is recognized when the service is provided to the Wholesaler. Should the consideration paid by the Company exceed the fair value of the benefit received, that amount would be reflected as a reduction of revenue when recognized in the Company's statement of operation.

      Accounts Receivable

      The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral.


      Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $4,431 at December 31, 2006.


      Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Accounts Receivable

      The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral.

      Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $4,619 at September 30, 2006.

      Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.


      Income Taxes

      The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

      Investment Tax Credits

      The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated $14,676 in investment tax credits as of September 30, 2006.

      Convertible Instruments

      The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below).

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Convertible Instruments (continued)

      Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

      Derivative Financial Instruments


      The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.


      Advertising Costs

      The Company expenses the costs associated with advertising as incurred. Advertising expenses for the years ended September 30, 2006 and 2005 are included in general and administrative expenses in the consolidated statements of operations.

      Fixed Assets

      Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles - 3 years, computer equipment - 3 years, and furniture and fixtures - 5 years.

      When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

                                TELIPHONE CORP.
                     (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


      Impairment of Long-Lived Assets

      Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.


      (Loss) Per Share of Common Stock


      Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

      The following is a reconciliation of the computation for basic and diluted
      EPS:

                                                September 30,     September 30,
                                                    2006              2005
                                               --------------    --------------

Net loss                                       $     (668,374)   $     (691,390)
                                               --------------    --------------

Weighted-average common shares
Outstanding (Basic)                                31,287,254        28,560,882

Weighted-average common stock
Equivalents
     Stock options                                         --                --
     Warrants                                              --                --
                                               --------------    --------------

Weighted-average common shares
Outstanding (Diluted)                              31,287,254        28,560,882
                                               ==============    ==============

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)

      The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

      Stock-Based Compensation

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
      2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005. The Company has adopted the provisions of SFAS 123R for its fiscal year ended September 30, 2006. The adoption of this principle had no effect on the Company's operations.

      On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

      The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Stock-Based Compensation (Continued)

      The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

      Segment Information

      The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the Company treats these items as one component, therefore has not segregated their business.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Reclassifications


      The Company has reclassified certain amounts in their consolidated statement of operations for the year ended September 30, 2005 to conform with the September 30, 2006 presentation. These reclassifications had no effect on the net loss for the year ended September 30, 2005.

      Recent Accounting Pronouncements


      In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, "Accounting for Certain Hybrid Instruments" ("SFAS 155"). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company has determined that SFAS 155 will not have a material impact on its condensed consolidated financial statements.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Recent Accounting Pronouncements (Continued)


In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 is a replacement of APB No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has restated its consolidated financial statements for its prior year due to a correction of an error. The impact of those restatements are noted in Note 11 to these condensed consolidated financial statements.



In September 2006, the FASB issued SFAS 157, "Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.


      In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company's financial statements.

      In February 2007, the FASB issued FAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", ("FAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Recent Accounting Pronouncements (Continued)

      In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company's financial statements.

      In September 2006, the United States Securities and Exchange Commission ("SEC") issued SAB 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

      This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its financial statements.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 3- FIXED ASSETS

      Fixed assets as of September 30, 2006 were as follows:

                                         Estimated Useful
                                           Lives (Years)

      Furniture and fixtures                      5                 $1,196
      Computer equipment                          3                165,560
      Vehicles                                    5                 22,557
                                                                    ------

                                                                   189,313
      Less: accumulated depreciation                                88,606
                                                                    ------
      Property and equipment, net                                $ 100,707
                                                                 =========


      There was $62,664 and $23,551 charged to operations for depreciation expense for the years ended September 30, 2006 and 2005, respectively.


      The Company had acquired assets of a related entity in April 2005, United American Corporation that related to United American Corporation's use of the Company's VoIP services. These assets, included in fixed assets amounted to $104,500.

NOTE 4- RELATED PARTY LOANS

      On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, and majority shareholder of the Company prior to United American Corporation's stock dividend that took place effective October 30, 2006 into 1,699,323 shares of the Company's common stock. In December 2006, the Company issued a resolution to issue the remaining 171 fractional shares related to this transaction. Those shares are anticipated to be issued prior to December 31, 2006. The $300,000 remaining on the loan has become interest bearing at 12% per annum, payable monthly with a maturity date of August 1, 2009. Interest for the year ended September 30, 2006 and accrued at September 30, 2006 is $6,000 on this loan.

      In addition, there are approximately $41,297 of non-interest bearing advances that were incurred in August and September 2006 from United American Corporation. These advances were provided for cash flow purposes for the Company to sustain its operations.

      The Company has also been advanced various amounts from related parties whom are either officers, shareholders or entities under control by an officer or shareholder. These amounts bear interest at interest rates ranging between 5% and 7% per annum as follows:

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 4- RELATED PARTY LOANS (CONTINUED)

      As of September 30, 2006, the Company has $29,211 outstanding with an officer, with interest expense and accrued interest on that amount of $3,180 as of and for the year ended September 30, 2006. There were no amounts outstanding during the year ended September 30, 2005. As the amount is due on demand, the Company has classified the loan as a current liability.

      As of September 30, 2006, the Company has $35,887 outstanding with shareholders. There is no accrued interest for these amounts, and interest expense for the years ended September 30, 2006 and 2005 were approximately $1,800, respectively. As the amounts are due on demand, the Company has classified them as current liabilities.

      As of September 30, 2006, the Company has $7,158 outstanding with a company controlled by an officer of the Company with interest expense and accrued interest on that amount of $795 as of and for the year ended September 30, 2006. There were no amounts outstanding during the year ended September 30, 2005. As the amounts are due on demand, the Company has classified them as current liabilities.

      As of September 30, 2006, the Company has $44,735 outstanding with a company controlled by an officer of the Company with interest expense of $10,721 for the year ended September 30, 2006. There is no interest accrued as of September 30, 2006. There were no amounts outstanding during the year ended September 30, 2005. As the amounts are due on demand, the Company has classified them as current liabilities.

      Teliphone, Inc. a majority owned subsidiary of the Company, as part of the agreement they entered into with Intelco Communications and Intelco Communication's parent, 3901823 Canada Inc., was extended $25,000 (CDN$), $22,368 (US$) from the $75,000 (CDN$) line of credit extended to them by Intelco Communications. This amount remains outstanding as of September 30, 2006. The Company received this amount per the letter of intent between the parties on July 14, 2006. The Company has until December 31, 2006 to repay this amount. Should payment not be made, default provisions in the agreement would be enforced, which include but are not limited to, 3901823 Canada, Inc. maintaining control of the Company's current assets including its cash and accounts receivable, and control of the Company's capital assets and any intellectual property owned by the Company. The Company anticipates repayment of this amount, and a renegotiation of the terms of the letter of intent into a new agreement prior to December 31, 2006. (See Note 7).

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 5- CONVERTIBLE DEBENTURES

      On August 11, 2005, the Company entered into 10% Convertible Debentures (the "Debentures") with various individuals. The Debentures had a maturity date of August 11, 2008, and incurred interest at a rate of 10% per annum.


      The Debentures can either be paid to the holders on August 11, 2008 or converted at the holders' option any time up to maturity at a conversion price equal to eighty percent (80%) of the average closing price of the common stock as listed on a Principal Market for the five (5) trading days immediately proceeding the conversion date. If the common stock is not traded on a Principal Market, the conversion price shall mean the closing bid price as furnished by the National Association of Securities Dealers, Inc. The holder agrees that it shall not convert the Debentures prior to August 12, 2005, if on a conversion date the closing price of the common stock on any of the five (5) trading days immediately proceeding the applicable conversion date id $.50 per share or less. The Company's stock was not trading on a Principal Market as of August 12, 2005, and therefore the holders all converted their debentures at $.50 per share. The total Debentures issued by the Company was $331,760 and the Company issued 663,520 shares of common stock in conversion of the debentures. The convertible debentures met the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company's common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. There was no derivative liability recognized due to the conversion of the debenture into shares of common stock at the time the debenture agreement was entered into.

      The embedded derivative did not qualify as a fair value or cash flow hedge under SFAS No. 133.

      There was no interest charged due to the debentures being converted immediately.

NOTE 6- COMMITMENTS

      The Company has entered into a distribution agreement with one of its distributors in March 2006 for a period of five-years. The distribution agreement stipulates that the Company must pay up to 25% commissions on all new business generated by the distributor. This distributor controls the areas of Quebec and Ontario in Canada. The agreement does not stipulate any minimum commissions due the distributor, only that the distributor is paid monthly on its business generated. The Company is current with its commissions to the distributor.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 6- COMMITMENTS (CONTINUED)

      On August 23, 2005, Teliphone, Inc. entered into a marketing and distribution rights with Podar Infotech Ltd. The five year renewable agreement grants Podar the exclusive marketing and distribution rights for the Company's products and services for India, China, Sri Lanka, Russia and UAE for which the Company will receive contractually agreed payments. No payments have been made or accrued as of September 30, 2006. Company senior management and officers are in process of finalizing amendments to this agreement and anticipate the commencement of Podar's distribution channel to bring revenues into the Company by its second fiscal quarter of 2007. Upon services being provided by the Company, commissions will be paid to Podar.

      Teliphone, Inc. had entered into a lease agreement for its offices, which was to expire on July 31, 2010. The Company was to pay approximately $50,835 per year, however, on August 1, 2006, vacated the premises of the office for which the rent was due. The Company on September 30, 2006 entered into a Termination Agreement with the landlord to pay $11,522 to satisfy all obligations under this lease agreement.

      Currently, the corporate headquarters is leasing space with Intelco Communications, a minority owner of Teliphone, Inc. Rent for the first year as well as use of Intelco's data center for Teliphone's equipment, and use of Intelco's broadband telephony network is provided to Teliphone in consideration for the 35 shares of Teliphone Inc. stock Intelco's parent company 3901823 Canada, Inc. received. (See Note 7).

      On December 7, 2005, the Company entered into, in conjunction with United American Corporation, a related party, a Customer and Asset Acquisition and Software Licensing Agreement with Iphonia, Inc., a Quebec corporation.

      The Agreement requires transfer of Iphonia Inc.'s. clients and services to the Company along with the sale of various telecommunications equipment. There is no timeframe for actual commencement of this Agreement. As of September 30, 2006, the Company and Iphonia are renegotiating the significant terms of the Agreement. However, the Company has provided the necessary support services that Iphonia requires in order to satisfy the needs of Iphonia's clients. The Company has not accrued any amounts due from Iphonia until the Agreement is finalized. The amounts are estimated at $2,000 at September 30, 2006, however, the Company has allowed for the entire amount due to the uncertainty of the completion of the Agreement.

      United American Corporation will no longer be a party to this agreement.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 7- AGREEMENT - INTELCO COMMUNICATIONS

      Teliphone Inc., ("Teliphone") a majority-owned subsidiary of the Company, 3901823 Canada Inc., the holding company of Intelco Communications ("3901823"), and Intelco Communications ("Intelco Communications") entered into an agreement (the "Agreement") on July 14, 2006. Pursuant to the terms of the Agreement, Teliphone agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone's issued shares to 3901823 in exchange for office rent, use of Intelco's data center for Teliphone's equipment, and use of Intelco's broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007, a line of credit of $75,000 (CDN$), of which $25,000 (CDN$) was already drawn upon in July 2006.

      Teliphone also agreed to make available to the customers of Intelco Communications certain proprietary software for broadband telephony use. In lieu of receiving cash for the licensing of this software, Teliphone will apply $1 per customer per month at a minimum of $5,000 per month. Following a twelve month period, Intelco Communications will receive additional shares of class A voting common stock of Teliphone for the difference in the value between $144,000 and the total payments credited back to Teliphone. The maximum amount of additional shares that can be issued to Intelco Communications after the twelve month period is an additional 8.34% of Teliphone's issued and outstanding shares. In the event that the total payments credited back to Teliphone exceeds $144,000, Intelco Communications will not be entitled to the issuance of any additional shares of Teliphone common stock.

      Teliphone will treat this transaction as an investment under the equity method of accounting, since the shares of Teliphone being issued to 3901823 Canada, Inc. represent approximately 25% of the ownership of Teliphone. This percentage falls between 20% and 50%. Additionally, Teliphone will still control the operating and financial decisions. This treatment is consistent with FASB 115 and APB 18.

      The amounts drawn under the line of credit will be recorded as liabilities, the value of the utilization of the network, savings on office rent and use of equipment is the value of the investment equal to the number of shares issued by Teliphone.

      Teliphone has until December 31, 2006 to repay this amount. Should payment not be made, default provisions in the agreement would be enforced, which include but are not limited to, 3901823 Canada, Inc. maintaining control of Teliphone's current assets including its cash and accounts receivable, and control of Teliphone's capital assets and any intellectual property owned by Teliphone. The Company anticipates repayment of this amount, and a renegotiation of the terms of the letter of intent into a new agreement prior to December 31, 2006.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 8- STOCKHOLDERS' DEFICIT

      Common Stock

      As of September 30, 2006, the Company has 125,000,000 shares of common stock authorized with a par value of $.001.

      The Company has 32,893,843 shares issued and outstanding as of September 30, 2006.

      On September 30, 2004, the Company had 3,216,000 shares issued and outstanding. On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc. Thus the Company had 30,426,000 shares issued and outstanding.

      On August 31, 2005, the Company issued 663,520 shares of common stock in conversion of the Company's convertible debentures in the amount of $331,760.

      On August 22, 2006, the Company issued 1,699,323 shares of common stock to United American Corporation in conversion of related party debt in the amount of $421,080 (see Note 4). An additional 171 fractional shares will be issued in December 2006, and have been reflected as a liability for stock to be issued at September 30, 2006.

      On August 22, 2006, the Company issued 105,000 shares of common stock for consulting services. These services have been valued at $0.25 per share, the price at which the Company's offering will be. The value of $26,250 is reflected in the consolidated statement of operation for the year ended September 30, 2006.

      At September 30, 2006, the Company has recorded a liability for stock to be issued in the amount of $165,000, which represents, 660,000 shares of common stock that have been authorized to be issued for consulting services that occurred during the year ended September 30, 2006. The Company anticipates issuance of these shares to occur by December 31, 2006. The Company used the $0.25 price for valuation purposes.

NOTE 9- PROVISION FOR INCOME TAXES

      Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 9- PROVISION FOR INCOME TAXES (CONTINUED)

      At September 30, 2006, deferred tax assets consist of the following:



      Net operating losses            $        481,025

      Valuation allowance                     (481,025)
                                      ----------------
                                      $              -
                                      ================

At September 30, 2006, the Company had a net operating loss carryforward in the approximate amount of $1,414,778, available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.


      A reconciliation of the Company's effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended September 30, 2006 and 2005 is summarized as follows:


                                                        -----------------
                                                         2006       2005
                                                        ------     ------

      Federal statutory rate                             (34.0)%    (34.0)%

      State income taxes, net of federal benefits          3.3        3.3

      Valuation allowance                                 30.7       30.7
                                                        ------     ------
                                                             0%         0%
                                                        ======     ======

NOTE 10- SUBSEQUENT EVENTS

      At September 30, 2006, the Company has recorded a liability for stock to be issued in the amount of $165,000, which represents, 660,000 shares of common stock that have been authorized to be issued for consulting services that occurred during the year ended September 30, 2006. The Company anticipates issuance of these shares to occur by December 31, 2006. The Company used the $0.25 price for valuation purposes.

      The Company on September 30, 2006 entered into a Termination Agreement with its former landlord to pay $11,522 to satisfy all obligations under their lease agreement. This amount has been paid in October 2006.

      The Company entered into a capital lease for the purchase of computer equipment in the amount of $29,926 (CN$), approximately $27,000 (US$) on November 8, 2006 for a period of two-years.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
             NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

NOTE 11- RESTATEMENT OF PRIOR FINANCIAL STATEMENTS

      The consolidated financial statements for the year ended September 30, 2005 have been restated to correct an error in the accumulated other comprehensive income (loss) with respect to the calculation of the foreign currency gains and losses, as well as to correct the accounting treatment for the recapitalization that occurred April 28, 2005.

       The restatement adjusted the following line items:

       Additional paid in capital, previously reported          $   370,640

       Adjustment in recapitalization
                                                                -----------
                                                                    (82,350)

       Additional paid in capital, as restated                  $   288,290
                                                                ===========


       Other comprehensive income (loss), previously reported   $   (76,484)

       Adjustment in recapitalization                                82,350
                                                                -----------
       Other comprehensive income (loss), as restated           $     5,866
                                                                ===========

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                     PAGE(S)

       Consolidated Balance Sheet as of December 31, 2006                      2

       Consolidated Statements of Operations and Comprehensive Income
         (Loss) for the Period Ending  December 31, 2006 and 2005              3

       Consolidated Statement of Changes in Stockholders' Deficit for the
         Period Ending December 31, 2006 and 2005                              4

       Consolidated Statements of Cash Flows for the Period Ending
         December 31, 2006 and 2005                                            4

       Notes to Consolidated Financial Statements                           5-26

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
                                   (UNAUDITED)

                                     ASSETS
                                     ------

                                                                       US$
                                                                  ------------
Current Assets:
  Cash and cash equivalents                                       $          -
  Accounts receivable, net                                              20,813
  Investment tax credit receivable                                      14,075
  Inventory                                                             17,697
  Prepaid expenses and other current assets                            115,047
                                                                  ------------

    Total Current Assets                                               167,632
                                                                  ------------

  Fixed assets, net of depreciation                                     99,003
                                                                  ------------

TOTAL ASSETS                                                      $    266,635
                                                                  ============

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                     ---------------------------------------

LIABILITIES
Current Liabilities:
  Bank overdraft                                                  $      9,352
  Deferred revenue                                                      10,007
  Related party loans and advance                                      560,816
  Current portion of obligation under capital lease                     11,323
  Accounts payable and accrued expenses                                108,248
                                                                  ------------

      Total Current Liabilities                                        699,746
                                                                  ------------

Long-term Liabilities:
  Obligations under capital lease, net of current maturities            10,755
                                                                  ------------

      Total Long-term Liabilities                                       10,755
                                                                  ------------

      Total Liabilities                                                710,501
                                                                  ------------

Minority interest                                                      115,570
                                                                  ------------

STOCKHOLDERS' (DEFICIT)
  Common stock, $.001 Par Value; 125,000,000 shares authorized
    and 33,554,014 shares issued and outstanding                        33,554
  Additional paid-in capital                                           898,156
  Accumulated deficit                                               (1,468,627)
  Accumulated other comprehensive income (loss)                        (22,519)
                                                                  ------------

      Total Stockholders' (Deficit)                                   (559,436)
                                                                  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                     $    266,635
                                                                  ============

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
                 CONDESNED CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND COMPREHENSIVE INCOME (LOSS)
              FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
                                   (UNAUDITED)

                                                             US $
                                                   2006              2005
                                               -------------    -------------

OPERATING REVENUES
  Revenues                                     $     129,234    $      87,011
                                               -------------    -------------

COST OF SALES

  Inventory, beginning of period                      11,034           32,468
  Purchases and cost of VoIP services                107,466          121,430
  Inventory, end of period                           (17,697)         (51,652)
                                               -------------    -------------
       Total Cost of Sales                           100,803          102,246
                                               -------------    -------------

GROSS PROFIT (LOSS)                                   28,431          (15,235)
                                               -------------    -------------

OPERATING EXPENSES
   Selling and promotion                                 961            1,869
   Professional and consulting fees                    9,181           12,334
   Salaries and wages                                 38,807           19,080
   Other general and administrative expenses          12,176            4,887
   Depreciation                                       23,901           12,583
                                               -------------    -------------
       Total Operating Expenses                       85,026           50,753
                                               -------------    -------------

LOSS BEFORE OTHER INCOME (EXPENSE)                   (56,595)         (65,988)

OTHER INCOME (EXPENSE)
   Interest expense                                  (11,365)          (1,671)
                                               -------------    -------------
       Total Other Income (Expense)                  (11,365)          (1,671)
                                               -------------    -------------

NET LOSS BEFORE MINORITY INTEREST AND
   PROVISION FOR INCOME TAXES                        (67,960)         (67,659)
Minority interest                                     14,111                -
                                               -------------    -------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES           (53,849)         (67,659)
Provision for Income Taxes                                 -                -
                                               -------------    -------------

NET LOSS APPLICABLE TO COMMON SHARES           $     (53,849)   $     (67,659)
                                               =============    =============

NET LOSS PER BASIC AND DILUTED SHARES          $       (0.00)   $       (0.00)
                                               =============    =============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                            33,113,900       31,089,520
                                               =============    =============

COMPREHENSIVE INCOME (LOSS)
     Net loss                                  $     (53,849)   $     (67,659)
     Other comprehensive income (loss)
         Currency translation adjustments             (1,675)           2,090
                                               -------------    -------------
Comprehensive income (loss)                    $     (55,524)   $     (65,569)
                                               =============    =============

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
                                   (UNAUDITED)

                                                                     US$
                                                              2006           2005
                                                         ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                              $    (53,849)   $    (67,659)
                                                         ------------    ------------

   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation                                              23,901          12,583

  Changes in assets and liabilities
     (Increase) decrease in accounts receivable                 4,899           4,743
     (Increase) decrease in investment tax
        credit receivable                                         601              44
     (Increase) in inventory                                   (6,663)        (19,184)
     (Increase) decrease in prepaid expenses
        and other current assets                               10,232           2,106
     Increase in deferred revenue                               1,717               -
     Increase (decrease) in accounts payable and
       and accrued expenses                                   (53,369)        (11,844)
                                                         ------------    ------------
     Total adjustments                                        (18,682)        (11,552)
                                                         ------------    ------------
     Net cash (used in) operating activities                  (72,531)        (79,211)
                                                         ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of fixed assets                                     -         (11,314)
                                                         ------------    ------------
      Net cash (used in) investing activities                       -         (11,314)
                                                         ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITES
    Increase (decrease) in bank overdraft                       1,685          (2,058)
    Proceeds from loan payable, net                                 -          43,330
    Payments under capital lease                               (1,734)              -
    Proceeds from loan payable - related parties, net          80,161          47,163
                                                         ------------    ------------
       Net cash provided by financing activities               80,112          88,435
                                                         ------------    ------------
Effect of foreign currency transalation                        (7,581)          2,090
                                                         ------------    ------------
NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                       -               -

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                             -               -
                                                         ------------    ------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                           -    $          -
                                                         ============    ============
CASH PAID DURING THE PERIOD FOR:
    Interest expense                                     $      1,099    $      1,671
                                                         ============    ============
SUPPLEMENTAL NONCASH INFORMATION:
    Common stock issued for liability for
       stock to be issued                                $    165,000    $          -
                                                         ============    ============
    Equipment purchased under capital lease              $     25,680    $          -
                                                         ============    ============

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
              NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

      The unaudited condensed consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the September 30, 2006 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

      These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

      Teilphone Corp. (formerly OSK Capital II Corporation) (the "Company") was incorporated in the State of Nevada on March 2, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company.

      Teliphone, Inc. was founded by its original parent company, United American Corporation, a publicly traded Florida Corporation, in order to develop a Voice-over-Internet-Protocol (VoIP) network which enables users to connect an electronic device to their internet connection at the home or office which permits them to make telephone calls to any destination phone number anywhere in the world. VoIP is currently growing in scale significantly in North America. Industry experts predict the VoIP offering to be one of the fastest growing sectors from now until 2009. This innovative new approach to telecommunications has the benefit of drastically reducing the cost of making these calls as the distances are covered over the Internet instead of over dedicated lines such as traditional telephony.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION CONTINUED)

      Prior to its acquisition by the Company, Teliphone Inc. had grown primarily in the Province of Quebec, Canada through the sale of its product offering in retail stores and over the internet. For this distribution channel, the Company typically pays a 25% commission to the distributor who shares this with the re-seller.

      In addition to the retail services provided, Teliphone Inc. also sells to wholesalers. Wholesalers typically receive approximately a 35% commission on such sales, however, the wholesaler re-bills these services to their customers and provide the necessary customer support to their customers directly. This sector has grown this year for the Company and the Company will look to add further distribution channels to other sectors of the world, commencing with India in fiscal year 2007.

      On August 21, 2006, OSK Capital II Corporation formerly changed its name to Teliphone Corp.


      Going Concern

      As shown in the accompanying condensed consolidated financial statements the Company has incurred recurring losses of $53,849 and $67,659 for the three months ended December 31, 2006 and 2005, and has a working capital deficiency of $532,114 as of December 31, 2006. The Company has been searching for new distribution channels to wholesale their services to provide additional revenues to support their operations. In addition, the Company entered into a letter of intent with Intelco Communications that can save them operating costs in addition to providing support services; however, this has not had an impact on the current year operations. The Company successfully reduced approximately $400,000 of related party debt as this was converted into additional shares of the Company's stock in August 2006. There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues to sustain its operations, however the Company has recently submitted a registration statement of Form SB-2 to raise additional capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION CONTINUED)

      Going Concern (Continued)

      Management believes that the Company's capital requirements will depend on many factors. These factors include the increase in sales through existing channels as well as the Company's subsidiary Teliphone Inc.'s ability to continue to expand its distribution points and leveraging its technology into the commercial small business segments. The Company's subsidiary Teliphone Inc.'s strategic relationships with telecommunications interconnection companies, internet service providers and retail sales outlets has permitted the Company to achieve consistent monthly growth in acquisition of new customers. Additionally, the Company sold approximately 25% of its subsidiary Teliphone Inc. to the parent company of Intelco Communications which will bring further opportunity and working capital to the Company.

      The Company will look to further develop its existing relationship with its wholesaler in India in order to take advantage of the strong growth in demand for its VoIP products worldwide.

      In the near term, the Company will look to complete the registration process to effectiveness and completes its offering. The Company's ability to continue as a going concern for a reasonable period is dependent upon management's ability to raise additional interim capital and, ultimately, achieve profitable operations. There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

      The condensed consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation

      The condensed consolidated financial statements include the accounts of the Company and all of its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. All minority interests have been reflected herein.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

      Cash and Cash Equivalents



      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.


      Comprehensive Income

      The Company adopted Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.


      Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.


      Inventory

      Inventory is valued at the lower of cost or market determined on a first-in-first-out basis. Inventory consisted only of finished goods.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Fair Value of Financial Instruments (other than Derivative Financial Instruments)

      The carrying amounts reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company's weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.


      Currency Translation

      For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company's functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the three months ended December 31, 2006 and 2005, the Company recorded approximately ($1,675) and $2,090 in transaction gains (losses) as a result of currency translation.

      Research and Development


      The Company annually incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.


      Revenue Recognition

      Operating revenues consists of telephony services revenue and customer equipment (which enables the Company's telephony services) and shipping revenue. The point in time at which revenue is recognized is determined in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, and Emerging Issues Task Force Consensus No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) ("EITF No. 01-9"). When the Company emerged from the development stage with the acquisition of Teliphone Inc. they began to recognize revenue from their VoIP Telephony services when the services were rendered and customer equipment purchased as follows:

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition (Continued)

      VoIP Telephony Services Revenue

      The Company realizes VoIP telephony services revenue through sales by two distinct channels; the Retail Channel (Customer purchases their hardware from a Retail Distributor and the Company invoices the customer direct) and the Wholesale Channel (Customer purchases their hardware from the Wholesaler and the Company invoices the Wholesaler for usage by the Wholesaler's customers collectively).

      Substantially all of the Company's operating revenues are telephony services revenue, which is derived primarily from monthly subscription fees that customers are charged under the Company's service plans. The Company also derives telephony services revenue from per minute fees for international calls and for any calling minutes in excess of a customer's monthly plan limits.

            Retail Channel

      Monthly subscription fees are automatically charged to customers' credit cards in advance and are recognized over the following month when services are provided.

      Revenue generated from international calls and from customers exceeding allocated call minutes under limited minute plans is charged to the customer's credit cards in advanced in small increments and are recognized over the following month when the services are provided.

      The Company generates revenues from shipping equipment direct to customers and our re-seller partners. This revenue is considered part of the VoIP service revenues.

      The Company does not charge initial activation fees associated with the service contracts in the Retail Channel. The Company generates revenues from disconnect fees associated with early termination of service contracts with Retail Customers. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed.

      Prior to September 30, 2006 the Company generally charged a disconnect fee to Retail customers who did not return their customer equipment to the Company upon disconnection of service if the disconnection occurred within the term of the service contract. On October 1, 2006, the Company changed its disconnect policy. Upon cancellation of the service, a disconnect fee is charged only if the customer does not return their equipment to the Company. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed and are recognized upon receipt of the fee.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition (Continued)

            Wholesale Channel

      Monthly subscription fees are invoiced to Wholesale customers at the end of the month for the entirety of the services delivered during the month. Revenue for this period is therefore recognized at the time the Wholesaler is billed. The Company generates revenue from initial activation fees associated with wholesale service contracts. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed and are recognized upon receipt of the fee. There is no disconnection fee associated with a wholesale customer. The Company generates revenues from shipping equipment direct to wholesale customers. This revenue is considered part of the VoIP service revenues.

      Customer Equipment

            Retail Channel

      For retail sales, the equipment is sold to re-sellers at a subsidized price below that of cost and below that of the retail sales price. The customer purchases the equipment at the retail price from the retailer. The Company recognizes this revenue utilizing the guidance set forth in EITF 00-21, "Revenue Arrangements with Multiple Deliverables".

      Under a retail agreement, the cost of the equipment is recognized as deferred revenue, and amortized over the length of the service agreement. Upon satisfying the minimum service requirements the equipment charges are refunded through subsequent billings netting out this charge against service charges. Upon refund, the deferred revenue is fully amortized.

      Customer equipment expense is recorded to direct cost of goods sold when the hardware is initially purchased from our suppliers.

      The Company also provides rebates to retail customers who purchase their customer equipment from retailers and satisfy minimum service period requirements. These rebates are recorded as a reduction of revenue over the minimum service period based upon the actual rebate coupons received from customers and whose accounts are in good standing.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition (Continued)

            Wholesale Channel

      For wholesale customers, the equipment is sold to wholesalers at the Company's cost price plus mark-up. There are no rebates for equipment sold to wholesale customers and the Company does not subsidize their equipment sales. The Company recognizes revenue from sales of equipment to wholesale customers as billed.

      Commissions Paid to Retail Distributors

      Commissions paid to Retail Distributors are sales and marketing expenses and are recognized during the period where the commissions are paid.

      Commissions Paid to Wholesalers

      Commissions paid to wholesalers is recognized as a cost of sales due to the Company receiving an identifiable benefit in exchange for the consideration, and the Company can reasonably estimate the fair value of the benefit identified. The Company receives the following identifiable benefit in exchange for the commissions paid:

      o The Wholesaler assumes the cost of billing and collections direct with the customer

      o     The Wholesaler assumes the costs of customer support

      This cost of sale is recognized when the service is provided to the Wholesaler. Should the consideration paid by the Company exceed the fair value of the benefit received, that amount would be reflected as a reduction of revenue when recognized in the Company's statement of operation.

      Accounts Receivable

      The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral.

      Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $4,431 at December 31, 2006.

    Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Income Taxes

      The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

      Investment Tax Credits

      The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated $14,075 in investment tax credits as of December 31, 2006.

      Convertible Instruments


      The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Derivative Financial Instruments


      The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.


      Advertising Costs

      The Company expenses the costs associated with advertising as incurred. Advertising expenses for the three months ended December 31, 2006 and 2005 are included in general and administrative expenses in the condensed consolidated statements of operations.

      Fixed Assets

      Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles - 3 years, computer equipment - 3 years, and furniture and fixtures - 5 years.

      When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


      Impairment of Long-Lived Assets

      Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.


(Loss) Per Share of Common Stock


      Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

      The following is a reconciliation of the computation for basic and diluted
      EPS:

                                       December 31,    December 31,
                                           2006            2005
                                       ------------    ------------

      Net loss                         $    (53,849)   $    (67,659)
                                       ------------    ------------

      Weighted-average common shares
      Outstanding (Basic)                33,113,900      31,089,520

      Weighted-average common stock
      Equivalents
           Stock options                          -               -
           Warrants                               -               -
                                       ------------    ------------

      Weighted-average common shares
      Outstanding (Diluted)              33,113,900      31,089,520
                                       ============    ============

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)


      The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

      Stock-Based Compensation


      On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
      2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005. The Company has adopted the provisions of SFAS 123R for its fiscal year ended September 30, 2006. The adoption of this principle had no effect on the Company's operations.



      On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

      The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Stock-Based Compensation (Continued)

      The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

      Segment Information

      The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the Company treats these items as one component, therefore has not segregated their business.

      Reclassifications


      The Company has reclassified certain amounts in their condensed consolidated statement of operations for the three months ended December 31, 2005 to conform with the December 31, 2006 presentation. These reclassifications had no effect on the net loss for the three months ended December 31, 2005.

      Recent Accounting Pronouncements


      In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, "Accounting for Certain Hybrid Instruments" ("SFAS 155"). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company has determined that SFAS 155 will not have a material impact on its condensed consolidated financial statements.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Recent Accounting Pronouncements (Continued)


      In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 is a replacement of APB No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has restated its consolidated financial statements for its prior year due to a correction of an error. The impact of those restatements are noted in Note 11 to these condensed consolidated financial statements.



      In September 2006, the FASB issued SFAS 157, "Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.


      In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company's financial statements.

      In February 2007, the FASB issued FAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", ("FAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Recent Accounting Pronouncements (Continued)

      In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company's financial statements.

      In September 2006, the United States Securities and Exchange Commission ("SEC") issued SAB 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

      This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its financial statements.

NOTE 3- FIXED ASSETS

      Fixed assets as of December 31, 2006 were as follows:

                                       Estimated Useful
                                        Lives (Years)
                                        -------------

      Furniture and fixtures                  5                 $1,146
      Computer equipment                      3                184,467
      Vehicles                                5                 21,634
                                                             ---------

                                                               207,247
      Less: accumulated depreciation                           108,244
                                                             ---------
      Property and equipment, net                            $  99,003
                                                             =========

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005


NOTE 3- FIXED ASSETS (CONTINUED)


      There was $23,901 and $12,583 charged to operations for depreciation expense for the three months ended December 31, 2006 and 2005, respectively. The Company has computer equipment under capital lease of $25,680, and accumulated depreciation of this computer equipment under capital lease of $2,189 and $0, for the three months ended December 31, 2006 and 2005, respectively.


      The Company had acquired assets of a related entity in April 2005, United American Corporation that related to United American Corporation's use of the Company's VoIP services. These assets, included in fixed assets amounted to $104,500.

NOTE 4- RELATED PARTY LOANS

      On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, and majority shareholder of the Company prior to United American Corporation's stock dividend that took place effective October 30, 2006 into 1,699,323 shares of the Company's common stock. In December 2006, the Company issued a resolution to issue the remaining 171 fractional shares related to United American Corporation's spin-off of the corporation and pro-rata distribution of United Ameircan Corporation's holding of the Company's common stock to its shareholders. Those shares were issued prior to December 31, 2006 and distributed to shareholders. The $300,000 remaining on the loan has become interest bearing at 12% per annum on August 1, 2006, payable monthly with a maturity date of August 1, 2009. Interest on this loan for the three months ended December 31, 2006 was $9,000 on this loan. Accrued interest on this loan as of December 31, 2006 is $15,000.

      In addition, there are approximately $115,232 of non-interest bearing advances that were incurred in August and September 2006 from United American Corporation. These advances were provided for cash flow purposes for the Company to sustain its operations.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 4- RELATED PARTY LOANS (CONTINUED)

      The Company has also been advanced various amounts from related parties whom are either officers, shareholders or entities under control by an officer or shareholder. These amounts bear interest at interest rates ranging between 5% and 7% per annum as follows:

      As of December 31, 2006, the Company has $28,627 outstanding with an officer, with interest expense of $507 for the three months ended December 31, 2006, and accrued interest on that amount of $3,687 as of December 31, 2006. There were no amounts outstanding during the three months ended December 31, 2005. As the amount is due on demand, the Company has classified the loan as a current liability.

      As of December 31, 2006, the Company has $66,758 outstanding with shareholders. There is no accrued interest for these amounts, and interest expense for the three months ended December 31, 2006 and 2005 were approximately $388 and $450, respectively. As the amounts are due on demand, the Company has classified them as current liabilities.

      As of December 31, 2006, the Company has $7,294 outstanding with a company controlled by an officer of the Company with interest expense of $126 for the three months ended December 31, 2006, and accrued interest on that amount of $921 as of December 31, 2006. There were no amounts outstanding during the three months ended December 31, 2005. As the amounts are due on demand, the Company has classified them as current liabilities.

      As of December 31, 2006, the Company has $42,905 outstanding with a company controlled by an officer of the Company with interest expense of $767 for the three months ended December 31, 2006. There is $767 of interest accrued as of December 31, 2006. There were no amounts outstanding during the three months ended December 31, 2005. As the amounts are due on demand, the Company has classified them as current liabilities.

      Teliphone, Inc. a majority owned subsidiary of the Company, as part of the agreement they entered into with Intelco Communications and Intelco Communication's parent, 3901823 Canada Inc., was extended $25,000 (CDN$), $22,368 (US$) from the $75,000 (CDN$) line of credit extended to them by Intelco Communications. This amount was repaid by December 31, 2006.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 5- CONVERTIBLE DEBENTURES

      On August 11, 2005, the Company entered into 10% Convertible Debentures (the "Debentures") with various individuals. The Debentures had a maturity date of August 11, 2008, and incurred interest at a rate of 10% per annum.


      The Debentures can either be paid to the holders on August 11, 2008 or converted at the holders' option any time up to maturity at a conversion price equal to eighty percent (80%) of the average closing price of the common stock as listed on a Principal Market for the five (5) trading days immediately proceeding the conversion date. If the common stock is not traded on a Principal Market, the conversion price shall mean the closing bid price as furnished by the National Association of Securities Dealers, Inc. The holder agrees that it shall not convert the Debentures prior to August 12, 2005, if on a conversion date the closing price of the common stock on any of the five (5) trading days immediately proceeding the applicable conversion date id $.50 per share or less. The Company's stock was not trading on a Principal Market as of August 12, 2005, and therefore the holders all converted their debentures at $.50 per share. The total Debentures issued by the Company was $331,760 and the Company issued 663,520 shares of common stock in conversion of the debentures. The convertible debentures met the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company's common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. There was no derivative liability recognized due to the conversion of the debenture into shares of common stock at the time the debenture agreement was entered into.

      The embedded derivative did not qualify as a fair value or cash flow hedge under SFAS No. 133.

      There was no interest charged due to the debentures being converted immediately.

NOTE 6- COMMITMENTS

      The Company's subsidiary Teliphone Inc. has entered into a distribution agreement with one of its distributors in March 2006 for a period of five-years. The distribution agreement stipulates that the Company must pay up to 25% commissions on all new business generated by the distributor. This distributor controls the areas of Quebec and Ontario in Canada. The agreement does not stipulate any minimum commissions due the distributor, only that the distributor is paid monthly on its business generated. The Company is current with its commissions to the distributor.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 6- COMMITMENTS (CONTINUED)

      On August 23, 2005, The Company's subsidiary Teliphone, Inc. entered into a marketing and distribution rights with Podar Infotech Ltd. The five year renewable agreement grants Podar the exclusive marketing and distribution rights for the Company's products and services for India, China, Sri Lanka, Russia and UAE for which the Company will receive contractually agreed payments. No payments have been made or accrued as of December 31, 2006. Company senior management and officers are in process of finalizing amendments to this agreement and anticipate the commencement of Podar's distribution channel to bring revenues into the Company by its second fiscal quarter of 2007. Upon services being provided by the Company, commissions will be paid to Podar.

      The Company's subsidiary Teliphone, Inc. had entered into a lease agreement for its offices, which was to expire on July 31, 2010. The Company was to pay approximately $50,835 per year, however, on August 1, 2006, vacated the premises of the office for which the rent was due. The Company on September 30, 2006 entered into a Termination Agreement with the landlord to pay $11,522 to satisfy all obligations under this lease agreement. These amounts have all been paid.

      Currently, the corporate headquarters is leasing space with Intelco Communications, a minority owner of the Company's subsidiary Teliphone, Inc. Rent for the first year as well as use of Intelco's data center for Teliphone Inc.'s equipment, and use of Intelco's broadband telephony network is provided to Teliphone Inc. in consideration for the 35 shares of the subsidiary Teliphone Inc. stock Intelco's parent company 3901823 Canada, Inc. received. (See Note 7).

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 7- AGREEMENT - INTELCO COMMUNICATIONS

      Teliphone Inc., a majority-owned subsidiary of the Company, 3901823 Canada Inc., the holding company of Intelco Communications ("3901823"), and Intelco Communications ("Intelco") entered into an agreement (the "Agreement") on July 14, 2006. Pursuant to the terms of the Agreement, Teliphone Inc. agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone Inc.'s issued shares to 3901823 in exchange for office rent, use of Intelco's data center for Teliphone Inc.'s equipment, and use of Intelco's broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007, a line of credit of $75,000 (CDN$), of which $25,000 (CDN$) was already drawn upon in July 2006.

      Teliphone Inc. also agreed to make available to the customers of Intelco certain proprietary software for broadband telephony use. In lieu of receiving cash for the licensing of this software, Teliphone Inc. will apply $1 per customer per month at a minimum of $5,000 per month. Following a twelve month period, Intelco will receive additional shares of class A voting common stock of Teliphone Inc. for the difference in the value between $144,000 and the total payments credited back to Teliphone Inc. The maximum amount of additional shares that can be issued to Intelco after the twelve month period is an additional 8.34% of Teliphone Inc.'s issued and outstanding shares. In the event that the total payments credited back to Teliphone Inc. exceeds $144,000, Intelco will not be entitled to the issuance of any additional shares of Teliphone Inc. common stock.

      Teliphone Inc. recognized a prepaid expense for the fair value of the shares issued to Intelco. The value of the prepaid expense was determined based on the estimated cost of the services that Teliphone Inc. is to receive under the Joint Venture Agreement entered into for a one-year period of time. The cost was estimated at $12,000 (CDN$) per month. Teliphone Inc. up through December 31, 2006 has not used the $12,000 (CDN$) per month. As of December 31, 2006, the balance remaining in the prepaid expense for Intelco is $134,072 (CDN$) or $115,047 (US$). Should Teliphone Inc. utilize more service from Intelco, the appropriate number of additional shares that Intelco will be issued will be provided under the agreement. In addition to the stock issuance, Teliphone Inc. is expected to have approximately $56,000 available in research and development tax credits that have been pledged as a guarantee under their agreement with Intelco. These are only tax credits, and not to be received in the form of a cash refund.

      The amounts drawn under the line of credit will be recorded as liabilities, the value of the utilization of the network, savings on office rent and use of equipment is the value of the investment equal to the number of shares issued by Teliphone Inc.

      Teliphone Inc. had until December 31, 2006 to repay this amount, and did repay the amount by December 31, 2006.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 8- STOCKHOLDERS' DEFICIT

      Common Stock

      As of December 31, 2006, the Company has 125,000,000 shares of common stock authorized with a par value of $.001.

      The Company has 33,554,014 shares issued and outstanding as of December 31, 2006.

      On September 30, 2004, the Company had 3,216,000 shares issued and outstanding. On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc. Thus the Company had 30,426,000 shares issued and outstanding.

      On August 31, 2005, the Company issued 663,520 shares of common stock in conversion of the Company's convertible debentures in the amount of $331,760.

      On August 22, 2006, the Company issued 1,699,323 shares of common stock to United American Corporation in conversion of related party debt in the amount of $421,080 (see Note 4). An additional 171 fractional shares were issued in December 2006.

      On August 22, 2006, the Company issued 105,000 shares of common stock for consulting services. These services have been valued at $0.25 per share, the price at which the Company's offering will be. The value of $26,250 was reflected in the consolidated statement of operation for the year ended September 30, 2006.

      In December 2006, the Company issued 660,000 shares of common stock representing a value in the amount of $165,000, for consulting services that occurred during the year ended September 30, 2006. The Company recognized the expense in the year ended September 30, 2006 as the services were provided in this time frame. The Company used the $0.25 price for valuation purposes.

NOTE 9- PROVISION FOR INCOME TAXES

      Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

                                 TELIPHONE CORP.
                      (FORMERLY OSK CAPITAL II CORPORATION)
        NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 9- PROVISION FOR INCOME TAXES (CONTINUED)

      At December 31, 2006, deferred tax assets consist of the following:

      Net operating losses                    $    499,333

      Valuation allowance                         (499,333)
                                              -------------

                                              $           -
                                              =============

At December 31, 2006, the Company had a net operating loss carryforward in the approximate amount of $1,468,627, available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.


      A reconciliation of the Company's effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended September 30, 2006 and 2005 is summarized as follows:

                                                      -------------------
                                                        2006       2005
                                                      -------     -------

      Federal statutory rate                            (34.0)%     (34.0)%

      State income taxes, net of federal benefits         3.3         3.3

      Valuation allowance                                30.7        30.7
                                                      -------     -------

                                                            0%          0%
                                                      =======     =======

NOTE 10- OBLIGATION UNDER CAPITAL LEASE

      The Company entered into a capital lease for the purchase of computer equipment in the amount of $29,926 (CN$), approximately $25,680 (US$) on November 8, 2006 for a period of two-years.

      Minimum lease payments under capital leases at December 31, 2006, are as follows:

         2007                               $ 13,772
         2008                                 11,477
                                            --------
                                              25,249

      Less: amounts representing interest     (3,171)
      Less: current portion                  (11,323)
                                            --------

         Long-term portion                  $ 10,755
                                            ========

                      Dealer Prospectus Delivery Obligation

"Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Anti-Takeover, Limited Liability and Indemnification Provisions

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS Section
78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with this registration statement.


                                                       Amount
                                                     ----------
      SEC registration fee                           $    1,432
      Printing, edgar filing and shipping expenses   $   10,000
      Legal fees and expenses                        $   18,000
      Accounting fees and expenses                   $   15,000
      Transfer and Miscellaneous expenses            $    5,000
                                                     ----------
      Total                                          $   49,432



*     All expenses except SEC registration fee are estimated.

Recent Sales of Unregistered Securities.

On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc.

      Name of Shareholder                                 Number of Shares
      -------------------------------------               ----------------
      United American Corp. (1)                              24,038,462
      Beverly Hills Trading Corporation (2)                   2,000,000
      Metratech Business Solutions Inc. (3)                     961,538



The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:
(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;
(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. All issuances of common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of, and were not citizens of, the United States. We did not engage in a distribution of this offering in the United States. Each purchaser represented his, her or its intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of these purchasers.

On August 11, 2005, a Convertible Debenture was signed with Mr. Jean-Guy Lambert, Businessman, representing an investment of $306,560. The Debenture was converted to 613,520 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Jean-Guy Lambert, a citizen of Canada. Mr. Jean-Guy Lambert represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States. Mr. Jean-Guy Lambert represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the securities for Mr. Jean-Guy Lambert in accordance with Regulation S. Mr. Jean-Guy Lambert was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Jean-Guy Lambert.

On July 15, 2005, a Convertible Debenture was signed with Mr. Marcel Cote, Businessman, representing an investment of $12,500. The Debenture was converted to 25,000 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Marcel Cote, a citizen of Canada. Mr. Marcel Cote represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States. Mr. Marcel Cote represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the securities for Mr. Marcel Cote in accordance with Regulation S. Mr. Marcel Cote was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Marcel Cote.

On July 15, 2005, a Convertible Debenture was signed with Mr. Robert Martineau, Businessman, representing an investment of $10,000. The Debenture was converted to 20,000 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Robert Martineau, a citizen of Canada. Mr. Robert Martineau represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States. Mr. Robert Martineau represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the ssecurities for Mr. Robert Martineau in accordance with Regulation S. Mr. Robert Martineau was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Robert Martineau.


We recently issued the following securities on August 22nd, 2006 as restricted stock for services, such stock valued at $0.25 per share:

                                                                       # of
                                                                    Shares of
                                                                      Common
      Name                          Address                           Stock
-------------------   -------------------------------------------   ---------
Maxime Brazeau        2599 Louis-Veuillot, Montreal, Quebec,          10,000
                      Canada, H1N 2P1
Benjamin Lawetz       265 De Manou, Boucherville, Quebec, Canada,     10,000
                      J4B 1A6
Brendan Mirotchnick   5860 Monkland, Suite 203, Montreal, Quebec,     10,000
                      Canada H4A 1G1
Ronan Huon de         4502 Av. Lacombe, Montreal, Quebec, Canada,     10,000
Kermadec              H3T 1M6
Suzanne Perron        3168 Des Emeraudes, St-Hubert, Quebec,          10,000
                      Canada, J4T 3S5
Bruno Mourani         1627, Blvd. Carpentier, Boisbriand, Quebec,     10,000
                      Canada, J7G 2Y7
Europe Mourani        1627, Blvd. Carpentier, Boisbriand, Quebec,     10,000
                      Canada, J7G 2Y7
Benoit Ratthe         811 Martin, St-Amable, Quebec, Canada, J0L      10,000
                      1N0
Joseph Emas           1224 Washington Av., Miami Beach, Florida,      25,000
                      USA, 33139


We likewise recently issued the following securities on December 6th, 2006 as restricted stock for services, such stock valued at $0.25 per share:


                                                                                                          # of Shares of
            Name                                              Address                                       Common Stock
--------------------------------    --------------------------------------------------------------        -----------------
Simon Lamarche                      3196 Broadway, Brossard, Quebec J4Z 2P6 Canada                            10,000
Ronald Gold                         190 Riverside Drive, New York, NY, 10024 USA                              50,000
Strathmere and Associates           468 Pleasant Park Road, Ottawa  Ontario  K1H 5N1 Canada                  250,000
Podar Infotech Ltd.                 Podar Chambers, 4th Floor, 109 S.A.Brelvi Road, Fort, Mumbai -           100,000
                                    400 001. India
Business Development Consultants    5580 La Jolla Blvd. #34, La Jolla, CA 92037 USA                          250,000


For these shares issued for services, the following describes the nature of the services supplied:

Maxime Brazeau: Employee, Services were for extra consulting in Customer Service Ticketing software evaluations

Benjamin Lawetz: Employee, Services of extra consulting for Network optimization

Brendan Mirotchnick: Consulting services for Network optimization

Ronan Huon de Kermadec: Employee, Services of extra consulting in Software performance optimization

Suzanne Perron: Employee, Services of extra consulting in administration

Bruno Mourani: Consulting services for Accounting and Financial analysis

Europe Mourani: Consulting services for Accounting and Financial analysis

Benoit Ratthe: Consulting services for market segment evaluation

Joseph Emas: Legal services

Simon Lamarche: Consulting services for sales training tools for retailers

Ronald Gold: Consulting for International market development in Liberia and Brazil

Strathmere and Associates: Consulting services for International market development in India

Podar Infotech Ltd.: Consulting services for Market Analysis report, India

Business Development Consultants: Consulting services, Investor relations

The offer and sale of the securities above were effected in reliance on the exemptions for issuance of securities not involving a public offering, as set forth in Section 3(a)(10) 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D and in reliance upon Regulation S of the Securities Act, based on the following: (a) the recipients confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the recipients were provided with certain disclosure materials and all other information requested with respect to our company; (d) the recipients acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. All issuances of common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of, and were not citizens of, the United States. We did not engage in a distribution of this offering in the United States. Each purchaser represented his, her or its intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of these purchasers.

We likewise issued the following securities on August 26, 2006 as restricted stock in order to convert debt from our parent company United American Corporation into common stock:

                                                               # of
                                                            Shares of
                                                              Common
      Name                      Address                       Stock
---------------   ---------------------------------------   ---------
United American   3273 East Warm Springs Road, Las Vegas,   1,699,323
Corporation       Nevada, USA, 89120

We likewise issued the following securities on December 6th, 2006 as restricted stock in order to cover fractional share requirements as required by the Depository Trust Corporation regarding the spin-off of Teliphone Corp. to shareholders of United American Corporation.

                                                                    # of
                                                                  Shares of
                                                                   Common
      Name                      Address                             Stock
---------------------------   ------------------------------------  -----
United American Corporation   3273 East Warm Springs Road,
                              Las Vegas, Nevada, 89120, USA          171
---------------------------   ------------------------------------  -----


The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:
(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;
(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. II-3

        Exhibits

        Exhibit
        Number      Description
        -------     -----------

          2.1 Agreement and Plan of Merger by and among Teliphone Inc. and OSK II Acquisition Corp. and OSK Capital II Corp.

          2.2 Letter agreement between OSK Capital II Corp. and Teliphone Inc., dated April 25, 2005

          3.1 Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

          3.2 Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

          4.1 Specimen Common Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

          14.1 Code of Ethics (incorporated by reference from the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 27, 2006).

          5.1       Opinion of Joseph Emas, Attorney at Law *

          10.1. Distribution agreement made and entered into in the city of Montreal, province of Quebec with an effective date of March 1, 2006 by and between Teliphone Inc., and 9164-4898 Quebec Inc.

          10.2. Form of general conditions for use of the Company's telecommunications products and services.

          10.3. Letter of Intent for a Joint Venture Agreement between Teliphone Inc. and Intelco Communication Inc., dated July 14, 2006.

          10.4. Customer and Asset acquisition and software licensing agreement made and entered into in the city of Montreal, province of Quebec with an effective date of March 1, 2006 by and between Teliphone, Inc., Iphonia Inc., Telicom Inc. and United American Corporation.

          10.5 Agreement between Teliphone Inc. and Northern Communications Services Inc.

          10.6 Extension agreement between Teliphone Inc. and Podar Infotech Limited.

          10.7 Agreement between Teliphone Inc. and Podar Infotech Limited, daed April 28, 2005.

          10.8      Form of IP Port Service agreement, RNK Telecom.

          10.9 Master Services Agreement between Teliphone Inc. and Rogers Telecom Inc.

          10.10 Cash Advance agreement between related companies 3894517 Canada Inc. and Teliphone Inc. made and entered into in the city of Montreal, province of Quebec with an effective date of August 27, 2004 by and between Teliphone Inc., 3894517 Canada Inc., OSK Captial II Corp., and United American Corp.

          10.11 Wholesale agreement made and entered into in the city of Montreal, province of Quebec by and between Teliphone Inc. and 951-4877 Quebec Inc.


          10.12     Co-Location and Bandwidth Services Agreement,
                    Peer 1 Network *


          21.       Subsidiaries

          23.1      Consent of Joseph Emas, Attorney at Law (see 5.1 opinion)

          23.2 Consent of Independent Registered Public Accounting Firm (Michael Pollack CPA)*

          99.1      Form of Subscription Agreement *

* filed herein

Undertakings
Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (iii) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section
            230.424 of this chapter);

      (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

      (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

      (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Teliphone Corp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               TELIPHONE, CORP.

                         By  /s/ George Metrakos
                             ---------------------------------
                             Chief Executive Officer


                         Date: March 23, 2007



                         By  /s/ George Metrakos
                             ---------------------------------
                             Principal Accounting Officer


                         Date: March 23, 2007

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints George Metrakos, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



                         By  /s/ George Metrakos
                             ------------------------
                             George Metrakos, Director


                         Date: March 23, 2007